Annual Report

                                              (RIVERSOURCE INVESTMENTS(SM) LOGO)


RIVERSOURCE(SM)
INTERNATIONAL EQUITY FUND

     ANNUAL REPORT FOR THE PERIOD ENDED OCT. 31, 2006

- RIVERSOURCE INTERNATIONAL EQUITY FUND SEEKS TO PROVIDE SHAREHOLDERS WITH LONG-TERM GROWTH OF CAPITAL.

FROM THE CHAIRMAN

(PHOTO OF ARNE H. CARLSON)
Arne H. Carlson
Chairman of the Board

Fellow Shareholder:

Retirement has become an extraordinarily challenging issue both to the corporate and government worlds as well as to individuals. To that end, the mutual fund industry is increasingly moving in the direction of providing life cycle funds that essentially build portfolios to meet specific retirement expectations based on age and risk tolerance. According to the Investment Company Institute, the assets of these life cycle funds grew by 64% in 2005. The goal here is to provide to the individual investor the best management relative to asset allocation. There is little doubt that this approach will continue to grow.

RiverSource Investments has invested significantly to provide these types of offerings to our shareholders. On one hand, we are pleased with the progress that has been made in terms of investment performance and equally pleased with the positive coverage in the financial media. Nevertheless, our focus is on solid consistent performance over the long term and making certain that the costs to the shareholders are at or below the median levels of the competition.

With an eye on those planning their retirement, RiverSource launched a variety of investments specifically for this market in 2004: the RiverSource(SM) Portfolio Builder Series, and, more recently in 2006, the RiverSource(SM) Income Builder Series and RiverSource Retirement Plus(SM) Series. These products help provide solutions for today's investors in an integrated fashion -- through asset allocation, income provision over a set period of years and a one-stop retirement solution that allocates assets differently depending upon the number of years to or in retirement.

Asset allocation does not assure a profit or protect against loss in declining markets.

THIS PAGE IS NOT PART OF THE ANNUAL REPORT

Saving for a comfortable retirement as well as other long-term goals are top priorities for many of our shareholders. Investing takes discipline -- not only to stick to your strategy, but also to weather the proverbial ups and downs of the markets. As you know, the economy is cyclical and markets are inherently volatile, so there will ultimately be those periods when the economic or market conditions throw a wrench into your well-oiled portfolio. In good -- and not-so-good -- times, a diversified mutual fund portfolio and a knowledgeable financial advisor can help you keep your expectations in line with current market realities.

On behalf of the Boards, I thank you for the confidence you have shown in our funds. As always, I am grateful for your business and assure you that all members of the Boards are working diligently on your behalf.

Sincerely,


/s/ Arne H. Carlson

Arne H. Carlson

                                      THIS PAGE IS NOT PART OF THE ANNUAL REPORT

TABLE OF CONTENTS

Fund Snapshot .............................................................    3
Performance Summary .......................................................    5
Questions & Answers with Portfolio Management .............................    7
The Fund's Long-term Performance ..........................................   12
Investments in Securities .................................................   14
Financial Statements ......................................................   20
Notes to Financial Statements .............................................   23
Report of Independent Registered Public Accounting Firm ...................   39
Federal Income Tax Information ............................................   40
Fund Expenses Example .....................................................   42
Board Members and Officers ................................................   44
Proxy Voting ..............................................................   47

                                 (DALBAR LOGO)

The RiverSource mutual fund shareholder reports have been awarded the Communications Seal from Dalbar Inc., an independent financial services research firm. The Seal recognizes communications demonstrating a level of excellence in the industry.


2 RIVERSOURCE INTERNATIONAL EQUITY FUND -- 2006 ANNUAL REPORT

FUND SNAPSHOT AT OCT. 31, 2006

FUND OVERVIEW

RiverSource International Equity Fund holds a blend of non-U.S. growth and value stocks and may, at times, favor one over the other based on market conditions and opportunities. Although the Fund invests primarily in large-cap companies, it may also purchase stocks of small- and mid-cap companies. The Fund offers access to multiple managers. The result is a broadly diversified portfolio in terms of sector and country allocation mixed with consideration of current conditions in the world's economies.

COUNTRY BREAKDOWN

Percentage of portfolio assets

                                   (PIE CHART)

Other(1)         31.7%
Italy             4.3%
Germany           6.5%
France            8.7%
Japan            20.0%
United Kingdom   16.5%
Switzerland      12.3%

(1) Includes Australia 3.6%, Mexico 3.4%, Netherlands 3.2%, Hong Kong 2.5%, Singapore 2.4%, South Korea 2.0%, Brazil 1.6%, Canada 1.6%, China 1.4%, Sweden 1.4%, Taiwan 0.9%, Austria 0.8%, South Africa 0.8%, Ireland 0.7%, Spain 0.7%, Finland 0.6%, India 0.6%, Belgium 0.5%, Greece 0.5% and Cash & Cash Equivalents 2.5%.

TOP TEN HOLDINGS

PERCENTAGE OF PORTFOLIO ASSETS

UBS (Switzerland)                     2.3%
Roche Holding (Switzerland)           2.1%
Nestle (Switzerland)                  2.0%
BAE Systems (United Kingdom)          1.6%
America Movil ADR Series L (Mexico)   1.5%
Diageo (United Kingdom)               1.5%
Continental (Germany)                 1.5%
Veolia Environnement (France)         1.5%
Esprit Holdings (Hong Kong)           1.4%
Lonza Group (Switzerland)             1.4%

For further detail about these holdings, please refer to the section entitled "Investments in Securities."

Fund holdings are as of the date given, are subject to change at any time, and are not recommendations to buy or sell any security.

International investing involves increased risk and volatility due to potential political and economic instability, currency fluctuations, and differences in financial reporting and accounting standards and oversight. Risks are particularly significant in emerging markets.


                   RIVERSOURCE INTERNATIONAL EQUITY FUND -- 2006 ANNUAL REPORT 3

FUND SNAPSHOT AT OCT. 31, 2006

STYLE MATRIX

(Style Matrix indicating BLEND and LARGE)

Shading within the style matrix indicates areas in which the Fund generally invests.

The style matrix can be a valuable tool for constructing and monitoring your portfolio. It provides a frame of reference for distinguishing the types of stocks or bonds owned by a mutual fund, and serves as a guideline for helping you build a portfolio.

Investment products, including shares of mutual funds, are not federally or FDIC-insured, are not deposits or obligations of, or guaranteed by any financial institution, and involve investment risks including possible loss of principal and fluctuation in value.

PORTFOLIO MANAGERS

THE BOSTON COMPANY ASSET
MANAGEMENT, LLC

                         YEARS IN
                         INDUSTRY
                         --------
D. Kirk Henry, CFA          25
Clifford A. Smith, CFA      20

MARSICO CAPITAL MANAGEMENT, LLC

                         YEARS IN
                         INDUSTRY
                         --------
James G. Gendelman          19

FUND FACTS

                     TICKER
                     SYMBOL   INCEPTION DATE
                     ------   --------------
Class A               AAICX          10/3/02
Class B               APCBX          10/3/02
Class C                  --          10/3/02
Class I               AILIX           3/4/04
Class Y                  --          10/3/02
Total net assets              $195.2 million
Number of holdings                       168


4 RIVERSOURCE INTERNATIONAL EQUITY FUND -- 2006 ANNUAL REPORT

PERFORMANCE SUMMARY

PERFORMANCE COMPARISON
For the year ended Oct. 31, 2006

(PERFORMANCE GRAPH)

RiverSource International Equity
   Fund Class A (excluding sales
   charge)                           +26.50%
Morgan Stanley Capital
   International (MSCI) EAFE Index
   (unmanaged)                       +28.04%
Lipper International Funds Index     +27.27%

(see "The Fund's Long-term Performance" for Index descriptions)

The performance information shown represents past performance and is not a guarantee of future results. The investment return and principal value of your investment will fluctuate so that your shares, when redeemed, may be worth more or less than their original cost. Current performance may be lower or higher than the performance information shown. You may obtain performance information current to the most recent month-end by contacting your financial institution or visiting riversource.com/funds.

The 5.75% sales charge applicable to Class A shares of the Fund is not reflected in the bar chart. If reflected, returns would be lower than those shown. The performance of other classes may vary from that shown because of differences in expenses.

The indices do not reflect the effects of sales charges, expenses (excluding Lipper) and taxes.

It is not possible to invest directly in an index.


                   RIVERSOURCE INTERNATIONAL EQUITY FUND -- 2006 ANNUAL REPORT 5

PERFORMANCE SUMMARY

AVERAGE ANNUAL TOTAL RETURNS

AT OCT. 31, 2006

                                                      SINCE
Without sales charge             1 YEAR   3 YEARS   INCEPTION
--------------------             ------   -------   ---------
   Class A (inception 10/3/02)   +26.50%  +19.07%    +20.43%
   Class B (inception 10/3/02)   +25.37%  +18.11%    +19.46%
   Class C (inception 10/3/02)   +25.46%  +18.11%    +19.47%
   Class I (inception 3/4/04)    +27.11%     N/A     +16.72%
   Class Y (inception 10/3/02)   +26.66%  +19.28%    +20.64%
With sales charge
   Class A (inception 10/3/02)   +19.22%  +16.74%    +18.69%
   Class B (inception 10/3/02)   +20.37%  +17.14%    +19.18%
   Class C (inception 10/3/02)   +24.46%  +18.11%    +19.47%

AT SEPT. 30, 2006

                                                      SINCE
Without sales charge             1 YEAR   3 YEARS   INCEPTION
--------------------             ------   -------   ---------
   Class A (inception 10/3/02)   +20.28%  +19.77%    +20.07%
   Class B (inception 10/3/02)   +19.26%  +18.78%    +19.12%
   Class C (inception 10/3/02)   +19.34%  +18.79%    +19.12%
   Class I (inception 3/4/04)    +20.75%     N/A     +16.02%
   Class Y (inception 10/3/02)   +20.46%  +19.93%    +20.25%
With sales charge
   Class A (inception 10/3/02)   +13.37%  +17.43%    +18.30%
   Class B (inception 10/3/02)   +14.26%  +17.83%    +18.67%
   Class C (inception 10/3/02)   +18.34%  +18.79%    +19.12%

Class A share performance reflects the maximum sales charge of 5.75%. Class B share performance reflects a contingent deferred sales charge (CDSC) applied as follows: first year 5%; second and third years 4%; fourth year 3%; fifth year 2%; sixth year 1%; no sales charge thereafter. Class C shares may be subject to a 1% CDSC if shares are sold within one year after purchase. Sales charges do not apply to Class I and Class Y shares. These share classes are available to institutional investors only.


6 RIVERSOURCE INTERNATIONAL EQUITY FUND -- 2006 ANNUAL REPORT

QUESTIONS & ANSWERS WITH PORTFOLIO MANAGEMENT

RiverSource International Equity Fund rose 26.50% for the 12-month period ending Oct. 31, 2006 (Class A shares, excluding sales charge), underperforming its benchmark, the Morgan Stanley Capital International (MSCI) EAFE Index, which increased 28.04% during the same period. The Fund also underperformed the Lipper International Funds Index, which gained 27.27%.

At Oct. 31, 2006, approximately 35% of the Fund's shares were owned in the aggregate by affiliated funds-of-funds managed by RiverSource Investments, LLC (RiverSource). As a result of asset allocation decisions by RiverSource, it is possible that RiverSource International Equity Fund may experience relatively large purchases or redemptions from affiliated funds-of-funds (see page 30, Class I capital share transactions for related activity during the most recent fiscal period). RiverSource seeks to minimize the impact of these transactions by structuring them over a reasonable period of time. RiverSource International Equity Fund may experience increased expenses as it buys and sells securities as a result of purchases or redemptions by affiliated funds-of-funds. For more information on the Fund's expenses, see the discussions beginning on pages 28 and 42.

RiverSource International Equity Fund's portfolio is managed by two independent money management firms that each invest a portion of the Fund's assets in a blend of growth and value stocks of foreign companies to seek long-term growth of capital. The Boston Company Asset Management, LLC (The Boston Company) and Marsico Capital Management, LLC (Marsico) each managed approximately 50% of the Fund's assets as of Oct. 31, 2006. Below, each subadviser discusses results and positioning for their portion of the Fund for the fiscal year.

Q:   What factors affected performance for this period?

     THE BOSTON COMPANY: Our portion of the Fund's strategy slightly trailed the MSCI EAFE Index during the period despite solid performance in mainland Europe, specifically the Netherlands and Germany. Industrial production in Germany beat expectations and the Dutch market continues to advance on the back of corporate restructuring. Industrial conglomerate Koninklijke Philips Electronics and Ahold, a grocery retailer, are actively shedding nonperforming business units to focus on core operations. In addition, the country continues to have one of the lowest unemployment levels in the region.


                   RIVERSOURCE INTERNATIONAL EQUITY FUND -- 2006 ANNUAL REPORT 7

QUESTIONS & ANSWERS

     Mixed economic news weighed heavily on Japan, which is emerging from a decade of deflation and scarce local consumption. Japan is still heavily dependent on exports and a U.S. slowdown has weakened the Japanese market, a top performer last year. As a result, the large exposure to Japan detracted from our portion of the Fund's performance during the period.

     A lower weight in the materials sector, specifically the large metal producers, was a positive contributor to the performance of the Fund relative to the MSCI EAFE Index as a slowing global economy sent metal stocks down during the period. The portfolio's overweight relative to the MSCI EAFE Index in the consumer staples sector also contributed positively to performance when consumer staples stocks rose sharply later in the period. Within consumer staples, grocery retailers Carrefour and Nestle continued to gain market share and benefit from higher prices. Low exposure to the utilities sector detracted from our portion of the Fund's performance as a flurry of merger activity and defensive investing moved the utility sector up sharply.


8 RIVERSOURCE INTERNATIONAL EQUITY FUND -- 2006 ANNUAL REPORT

QUESTIONS & ANSWERS

     MARSICO: The largest positive contributor to our portion of the Fund's 12-month performance was the industrials sector. Positions in French steel tubing manufacturer Vallourec, Canadian National Railway, French construction contractor Vinci and Swiss power plant operator ABB were among our portion of the Fund's largest positive individual contributors during the period. Other individual holdings in a variety of sectors, such as Latin American mobile communications services provider America Movil, German tire and auto parts manufacturer Continental, Swiss diversified financials company UBS, French water plant operator Veolia Environnement and Japanese real estate developer Sumitomo Realty & Development, were all strong performers and contributed positively to our portion of the Fund's performance. Maintaining smaller positions in the telecommunications services and energy sectors, both of which were relatively weak performers for the MSCI EAFE Index during the period, also helped our portion of the Fund's return relative to the MSCI EAFE Index.

     MAINTAINING SMALLER POSITIONS IN THE TELECOMMUNICATIONS SERVICES AND ENERGY SECTORS, BOTH OF WHICH WERE RELATIVELY WEAK PERFORMERS FOR THE MSCI EAFE INDEX DURING THE PERIOD, ALSO HELPED OUR PORTION OF THE FUND'S RETURN RELATIVE TO THE MSCI EAFE INDEX.

                                                                      -- MARSICO

     Negatively impacting the Fund's results included positions in Japanese video games manufacturer Sega Sammy Holdings, Japanese consumer staples retailer Seiyu, British oil company BP, Japanese consumer credit card company Credit Saison and the UK-based mining company BHP Billiton. Large exposure to the consumer durables and apparel industry group, which emerged as one of the strongest performers for the MSCI EAFE Index during the period, also detracted from returns. Currency fluctuations at times affect the Fund's investment results because foreign holdings are denominated in foreign currencies and the value of the currencies may rise or fall against the dollar. Such fluctuations were a modest negative factor in our portion of the Fund's performance during the reporting period.


                   RIVERSOURCE INTERNATIONAL EQUITY FUND -- 2006 ANNUAL REPORT 9

QUESTIONS & ANSWERS

Q:   What changes did you make to the portfolio during the period?

     THE BOSTON COMPANY: A broader market allowed us to take profits in KDDI, which moved higher against a weak Japanese market. The country's second largest telecom company rebounded from oversold conditions triggered by the sale of Vodafone's mobile license to Softbank. Consumer staples investments have become a top pick for investors shifting from cyclical stocks. Premium spirits and beverage company Diageo was sold on price strength as the company continues to generate volume growth in the U.S. European airlines have reported solid load factors and profitability due to diligent fuel hedging. Deutsche Lufthansa was liquidated following a steady flow of positive results. Weakness in UK financials provided an opportunity to acquire Friends Provident. Bank of East Asia was sold after reporting stellar growth in its Chinese business. Barclays was also sold after reporting ahead of expectations due to its capital markets division. The weakness in commodity prices provided an opportunity to purchase Rio Tinto, a diversified mining company that is trading at historically low levels.

     MARSICO: On a sector allocation basis, there were a few significant shifts during the reporting period. Our portion of the Fund's sector weightings are a residual of the investment process, not a central decision-making tool. As the investment team identifies macroeconomic themes and companies with the litany of attributes we look for, individual stocks are purchased and sold. The shifts that occurred during the period resulted from macroeconomic thematic changes as well as finding new ideas for inclusion into the portfolio mix.

     The most significant increases were in the financials, consumer staples, industrials and materials sectors. The largest allocation decreases occurred in the consumer discretionary, health care, information technology and energy sectors. Allocations in the telecommunications services and utilities sectors remained approximately the same at the end of the reporting period as they were at the beginning of the period.


10 RIVERSOURCE INTERNATIONAL EQUITY FUND -- 2006 ANNUAL REPORT

QUESTIONS & ANSWERS

Q:   How are you positioning the fund going forward?

     THE BOSTON COMPANY: Markets stabilized and drifted higher during the summer after the market correction experienced during the second quarter. However, a slowing U.S. economy could reign in the performance momentum that has dominated market returns. The most likely outcome is a pullback in gross domestic product growth to trend levels. Stock selection should invariably become a more important factor in portfolio performance as discernable trends, such as commodity prices, diminish. As always, we continue to search for cheap stocks that are out of favor in the market but have the potential to be significant performers in the near to medium term.

     STOCK SELECTION SHOULD INVARIABLY BECOME A MORE IMPORTANT FACTOR IN PORTFOLIO PERFORMANCE AS DISCERNABLE TRENDS, SUCH AS COMMODITY PRICES, DIMINISH.

                                                           -- THE BOSTON COMPANY

     MARSICO: Our portion of the Fund currently has an emphasis on consumer discretionary, consumer staples, industrials and information technology investments. Compared to the MSCI EAFE Index, our portion of the Fund has significant exposure to the financials, consumer discretionary, consumer staples, industrials and information technology investments.


                  RIVERSOURCE INTERNATIONAL EQUITY FUND -- 2006 ANNUAL REPORT 11

THE FUND'S LONG-TERM PERFORMANCE

The chart on the facing page illustrates the total value of an assumed $10,000 investment in RiverSource International Equity Fund Class A shares (from 10/1/02 to 10/31/06)* as compared to the performance of two widely cited performance indices, the Morgan Stanley Capital International (MSCI) EAFE Index and the Lipper International Funds Index. In comparing the Fund's Class A shares to these indices, you should take into account the fact that the Fund's performance reflects the maximum sales charge of 5.75%, while such charges are not reflected in the performance of the indices. Returns for the Fund include the reinvestment of any distribution paid during each period.

The performance information shown represents past performance and is not a guarantee of future results. The table below and the chart on the facing page do not reflect the deduction of taxes that a shareholder would pay on fund distributions or the redemption of fund shares. The investment return and principal value of your investment will fluctuate so that your shares, when redeemed, may be worth more or less than their original cost. Current performance may be lower or higher than the performance information shown. You may obtain performance information current to the most recent month-end by contacting your financial institution or visiting riversource.com/funds. Also see "Past Performance" in the Fund's current prospectus.

* Fund data is from Oct. 3, 2002. MSCI EAFE Index and Lipper peer group data is from Oct. 1, 2002.

COMPARATIVE RESULTS
Results at Oct. 31, 2006

                                                                SINCE
                                         1 YEAR   3 YEARS   INCEPTION(3)
                                        -------   -------   ------------
RIVERSOURCE INTERNATIONAL EQUITY FUND
   (INCLUDES SALES CHARGE)
Class A Cumulative value of $10,000     $11,922   $15,910     $20,110
   Average annual total return           +19.22%   +16.74%     +18.69%
MSCI EAFE INDEX(1)
   Cumulative value of $10,000          $12,804   $18,109     $24,346
   Average annual total return           +28.04%   +21.89%     +24.35%
LIPPER INTERNATIONAL FUNDS INDEX(2)
   Cumulative value of $10,000          $12,727   $17,637     $23,478
   Average annual total return           +27.27%   +20.82%     +23.25%

Results for other share classes can be found on page 6.


12 RIVERSOURCE INTERNATIONAL EQUITY FUND -- 2006 ANNUAL REPORT

                  VALUE OF A HYPOTHETICAL $10,000 INVESTMENT IN
                      RIVERSOURCE INTERNATIONAL EQUITY FUND

           RIVERSOURCE INTERNATIONAL     MORGAN STANLEY CAPITAL
               EQUITY FUND CLASS A        INTERNATIONAL (MSCI)      LIPPER INTERNATIONAL
INDEX(2)     (INCLUDES SALES CHARGE)           EAFE INDEX(1)            FUNDS INDEX(2)
10/1/02               $9425                       $10000                    $10000
 10/02               $9744                       $10538                    $10519
 10/03              $11912                       $13443                    $13312
 10/04              $13746                       $16034                    $15514
 10/05              $15897                       $19015                    $18447
 10/06              $20110                       $24346                    $23478

(1) The Morgan Stanley Capital International (MSCI) EAFE Index, an unmanaged index, is compiled from a composite of securities markets of Europe, Australia and the Far East. The index is widely recognized by investors in foreign markets as the measurement index for portfolios of non-North American securities. The index reflects reinvestment of all distributions and changes in market prices, but excludes brokerage commissions or other fees.

(2) The Lipper International Funds Index includes the 30 largest international funds (growth and value) tracked by Lipper Inc. The index's returns include net reinvested dividends. The Fund's performance is currently measured against this index for purposes of determining the performance incentive adjustment.

(3) Fund data is from Oct. 3, 2002. MSCI EAFE Index and Lipper peer group data is from Oct. 1, 2002.


                  RIVERSOURCE INTERNATIONAL EQUITY FUND -- 2006 ANNUAL REPORT 13

INVESTMENTS IN SECURITIES
OCT. 31, 2006
(Percentages represent value of investments compared to net assets)

COMMON STOCKS (97.9%)(c)

ISSUER                                                   SHARES       VALUE(a)
------                                                 ---------    ------------
AUSTRALIA (3.7%)
BEVERAGES (0.3%)
Coca-Cola Amatil                                         106,585    $    574,400
                                                                    ------------
BIOTECHNOLOGY (0.7%)
CSL                                                       31,329       1,360,634
                                                                    ------------
CAPITAL MARKETS (1.4%)
Macquarie Bank                                            44,298       2,557,061
                                                                    ------------
COMMERCIAL BANKS (0.4%)
Natl Australia Bank                                       27,662         817,766
                                                                    ------------
CONTAINERS & PACKAGING (0.4%)
Amcor                                                    136,088         729,181
                                                                    ------------
HOTELS, RESTAURANTS & LEISURE (0.4%)
Tabcorp Holdings                                          63,805         815,170
                                                                    ------------
INSURANCE (0.1%)
Insurance Australia Group                                 63,680         273,656
                                                                    ------------
AUSTRIA (0.8%)
COMMERCIAL BANKS
Erste Bank der Oesterreichischen Sparkassen               24,112       1,641,930
                                                                    ------------
BELGIUM (0.5%)
DIVERSIFIED FINANCIAL SERVICES
Fortis                                                    21,540         903,717
                                                                    ------------
BRAZIL (1.6%)
COMMERCIAL BANKS (0.9%)
UNIBANCO - Uniao de
   Bancos Brasileiros ADR                                 24,245       1,909,294
                                                                    ------------
HOUSEHOLD DURABLES (0.4%)
Gafisa                                                    48,815(b)      718,270
                                                                    ------------
OIL, GAS & CONSUMABLE FUELS (0.3%)
Petroleo Brasileiro ADR                                    6,560         582,266
                                                                    ------------

COMMON STOCKS (CONTINUED)

ISSUER                                                   SHARES       VALUE(a)
------                                                 ---------    ------------
CANADA (1.6%)
FOOD & STAPLES RETAILING (0.8%)
Shoppers Drug Mart                                        36,450    $  1,485,541
                                                                    ------------
ROAD & RAIL (0.8%)
Canadian Natl Railway                                     34,296       1,633,862
                                                                    ------------
CHINA (1.4%)
COMMERCIAL BANKS (0.9%)
Industrial & Commercial
   Bank of China
   Series H                                            4,126,000(b)    1,846,346
                                                                    ------------
OIL, GAS & CONSUMABLE FUELS (0.5%)
CNOOC ADR                                                 11,658         977,174
                                                                    ------------
FINLAND (0.6%)
COMMUNICATIONS EQUIPMENT (0.1%)
Nokia                                                      4,600          91,301
Nokia ADR                                                  9,340         185,679
                                                                    ------------
Total                                                                    276,980
                                                                    ------------
PAPER & FOREST PRODUCTS (0.5%)
M-real Series B                                           45,990         271,202
UPM - Kymmene                                             24,784         629,206
                                                                    ------------
Total                                                                    900,408
                                                                    ------------
FRANCE (8.8%)
AUTO COMPONENTS (0.5%)
Valeo                                                     23,857         898,003
                                                                    ------------
AUTOMOBILES (0.3%)
Peugeot                                                    9,070         521,079
                                                                    ------------
COMMERCIAL BANKS (0.9%)
BNP Paribas                                                6,960         765,335
Credit Agricole                                           21,900         931,120
                                                                    ------------
Total                                                                  1,696,455
                                                                    ------------
DIVERSIFIED TELECOMMUNICATION SERVICES (0.7%)
France Telecom                                            53,800       1,397,441
                                                                    ------------

See accompanying notes to investments in securities.


14 RIVERSOURCE INTERNATIONAL EQUITY FUND -- 2006 ANNUAL REPORT

ISSUER                                                   SHARES       VALUE(a)
------                                                 ---------    ------------
FRANCE (CONT.)
FOOD & STAPLES RETAILING (0.2%)
Carrefour                                                  5,350    $    326,004
                                                                    ------------
HOUSEHOLD DURABLES (0.4%)
Thomson                                                   40,260         694,250
                                                                    ------------
MACHINERY (0.7%)
Vallourec                                                  5,629       1,401,048
                                                                    ------------
MEDIA (0.7%)
JC Decaux                                                 34,130         871,271
Lagardere                                                  6,890         495,565
                                                                    ------------
Total                                                                  1,366,836
                                                                    ------------
MULTI-UTILITIES (1.4%)
Veolia Environnement                                      46,681       2,858,228
                                                                    ------------
OIL, GAS & CONSUMABLE FUELS (1.0%)
Total                                                     28,572       1,934,697
                                                                    ------------
PHARMACEUTICALS (0.9%)
Sanofi-Aventis                                            20,070       1,706,116
                                                                    ------------
TEXTILES, APPAREL & LUXURY GOODS (1.1%)
LVMH Moet Hennessy
   Louis Vuitton                                          21,946       2,287,171
                                                                    ------------
GERMANY (6.5%)
AIR FREIGHT & LOGISTICS (0.9%)
Deutsche Post                                             64,380       1,783,191
                                                                    ------------
AUTO COMPONENTS (1.4%)
Continental                                               25,820       2,887,663
                                                                    ------------
CAPITAL MARKETS (0.3%)
Deutsche Bank                                              3,980         500,946
                                                                    ------------
DISTRIBUTORS (0.1%)
Medion                                                    10,000         106,324
                                                                    ------------
DIVERSIFIED TELECOMMUNICATION SERVICES (0.4%)
Deutsche Telekom                                          50,410         872,496
                                                                    ------------
ELECTRIC UTILITIES (0.3%)
E.ON                                                       4,630         555,515
                                                                    ------------
FOOD & STAPLES RETAILING (0.5%)
Metro                                                     16,000         950,663
                                                                    ------------

COMMON STOCKS (CONTINUED)

ISSUER                                                   SHARES       VALUE(a)
------                                                 ---------    ------------
GERMANY (CONT.)
INDUSTRIAL CONGLOMERATES (0.9%)
Siemens                                                   18,890    $  1,699,840
                                                                    ------------
INSURANCE (0.8%)
Allianz                                                    3,890         722,039
Hannover
   Rueckversicherung                                      19,210(b)      815,524
                                                                    ------------
Total                                                                  1,537,563
                                                                    ------------
SEMICONDUCTORS & SEMICONDUCTOR EQUIPMENT (0.4%)
Infineon Technologies                                     68,880(b)      838,742
                                                                    ------------
THRIFTS & MORTGAGE FINANCE (0.5%)
Hypo Real Estate Holding                                  15,099         949,164
                                                                    ------------
GREECE (0.4%)
ELECTRIC UTILITIES
Public Power                                              29,250         746,695
                                                                    ------------
HONG KONG (2.5%)
COMMERCIAL BANKS (0.3%)
BOC Hong Kong
   Holdings                                              234,500         524,683
                                                                    ------------
HOTELS, RESTAURANTS & LEISURE (0.5%)
Shangri-La Asia                                          444,000         963,740
                                                                    ------------
INDUSTRIAL CONGLOMERATES (0.4%)
Citic Pacific                                             57,100         175,484
Hutchison Whampoa                                         67,500         598,905
                                                                    ------------
Total                                                                    774,389
                                                                    ------------
SPECIALTY RETAIL (1.3%)
Esprit Holdings                                          275,500       2,667,603
                                                                    ------------
INDIA (0.6%)
COMMERCIAL BANKS
ICICI Bank ADR                                            31,134       1,094,360
                                                                    ------------
IRELAND (0.7%)
COMMERCIAL BANKS
Bank of Ireland                                           64,240       1,293,077
                                                                    ------------

                            See accompanying notes to investments in securities.


                  RIVERSOURCE INTERNATIONAL EQUITY FUND -- 2006 ANNUAL REPORT 15

ISSUER                                                   SHARES        VALUE(a)
------                                                 ---------    ------------
ITALY (4.3%)
COMMERCIAL BANKS (2.3%)
Banca Intesa                                             246,250    $  1,683,149
Sanpaolo IMI                                              77,968       1,664,943
UniCredito Italiano                                      123,660       1,025,169
                                                                    ------------
Total                                                                  4,373,261
                                                                    ------------
ELECTRIC UTILITIES(0.3%)
Enel                                                      59,270         568,905
                                                                    ------------
INSURANCE (0.3%)
Unipol                                                   186,700         645,804
                                                                    ------------
MEDIA (0.5%)
Mediaset                                                  91,670       1,028,497
                                                                    ------------
OIL, GAS & CONSUMABLE FUELS (0.9%)
Eni                                                       41,200       1,242,648
Saras                                                    109,480(b)      570,490
                                                                    ------------
Total                                                                  1,813,138
                                                                    ------------
JAPAN (20.1%)
AUTO COMPONENTS (0.2%)
Toyoda Gosei                                              14,400         334,297
                                                                    ------------
AUTOMOBILES (1.6%)
Nissan Motor                                              96,000       1,150,030
Toyota Motor                                              34,300       2,032,484
                                                                    ------------
Total                                                                  3,182,514
                                                                    ------------
BUILDING PRODUCTS (0.7%)
Daikin Inds                                               25,593         722,162
JS Group                                                  31,200         640,274
                                                                    ------------
Total                                                                  1,362,436
                                                                    ------------
CAPITAL MARKETS (0.5%)
Nomura Holdings                                           55,100         972,907
                                                                    ------------
CHEMICALS (0.2%)
Kuraray                                                   37,300         422,276
                                                                    ------------
COMMERCIAL BANKS (2.9%)
77 Bank                                                   84,400         554,969
Mitsubishi UFJ Financial Group                                67         842,155
Mitsui Trust Holdings                                    168,400       1,982,785
Shinsei Bank                                             136,000         784,951

COMMON STOCKS (CONTINUED)

ISSUER                                                   SHARES        VALUE(a)
------                                                 ---------    ------------
JAPAN (CONT.)
COMMERCIAL BANKS (CONT.)
Sumitomo Mitsui Financial Group                              155    $  1,696,451
                                                                    ------------
Total                                                                  5,861,311
                                                                    ------------
CONSUMER FINANCE (1.4%)
Aiful                                                     15,954         551,126
Credit Saison                                             27,300         987,422
ORIX                                                         640         180,316
SFCG                                                       1,810         334,761
Takefuji                                                  19,970         724,009
                                                                    ------------
Total                                                                  2,777,634
                                                                    ------------
ELECTRONIC EQUIPMENT & INSTRUMENTS (1.1%)
Mabuchi Motor                                              4,100         239,094
Nippon Electric Glass                                     62,000       1,335,955
TDK                                                        7,800         610,261
                                                                    ------------
Total                                                                  2,185,310
                                                                    ------------
FOOD & STAPLES RETAILING (1.0%)
AEON                                                      40,600         956,418
Lawson                                                    14,200         482,035
Matsumotokiyoshi                                          22,531         544,250
                                                                    ------------
Total                                                                  1,982,703
                                                                    ------------
FOOD PRODUCTS (0.2%)
Ajinomoto                                                 36,100         417,643
                                                                    ------------
HOUSEHOLD DURABLES(1.5%)
Funai Electric                                             7,500         657,332
Rinnai                                                    11,500         326,464
Sekisui Chemical                                         103,400         914,199
Sekisui House                                             61,800         977,070
                                                                    ------------
Total                                                                  2,875,065
                                                                    ------------
HOUSEHOLD PRODUCTS (0.5%)
Kao                                                       38,100       1,000,145
                                                                    ------------
LEISURE EQUIPMENT & PRODUCTS (1.4%)
FUJIFILM Holdings                                         32,800       1,217,204
Sankyo                                                     8,700         444,113
Sega Sammy Holdings                                       44,041       1,107,144
                                                                    ------------
Total                                                                  2,768,461
                                                                    ------------
MACHINERY (0.5%)
Hino Motors                                              161,300         797,190
Minebea                                                   26,400         160,951
                                                                    ------------
Total                                                                    958,141
                                                                    ------------

See accompanying notes to investments in securities.


16 RIVERSOURCE INTERNATIONAL EQUITY FUND -- 2006 ANNUAL REPORT

ISSUER                                                   SHARES        VALUE(a)
------                                                 ---------    ------------
JAPAN (CONT.)
MEDIA (0.6%)
Dentsu                                                       399    $  1,098,572
                                                                    ------------
OFFICE ELECTRONICS (0.8%)
Canon                                                     10,106         541,809
Ricoh                                                     46,700         922,420
                                                                    ------------
Total                                                                  1,464,229
                                                                    ------------
PAPER & FOREST PRODUCTS (0.3%)
Nippon Paper Group                                           144         515,913
                                                                    ------------
PHARMACEUTICALS (0.4%)
Astellas Pharma                                           16,000         720,992
                                                                    ------------
REAL ESTATE MANAGEMENT & DEVELOPMENT (0.8%)
Sumitomo Realty & Development                             46,000       1,526,123
                                                                    ------------
ROAD & RAIL (0.8%)
Nippon Express                                           281,900       1,525,803
                                                                    ------------
SEMICONDUCTORS & SEMICONDUCTOR EQUIPMENT (1.1%)
Advantest                                                 13,700         692,322
Rohm                                                      16,500       1,518,084
                                                                    ------------
Total                                                                  2,210,406
                                                                    ------------
SPECIALTY RETAIL (0.7%)
Yamada Denki                                              14,300       1,423,275
                                                                    ------------
TRADING COMPANIES & DISTRIBUTORS (0.9%)
Marubeni                                                 270,000       1,382,899
Mitsubishi                                                18,300         353,638
                                                                    ------------
Total                                                                  1,736,537
                                                                    ------------
MEXICO (3.4%)
BEVERAGES (0.3%)
Coca-Cola Femsa ADR                                       15,900         552,366
                                                                    ------------
CONSTRUCTION MATERIALS (1.3%)
CEMEX ADR                                                 83,838(b)    2,577,180
                                                                    ------------
DIVERSIFIED TELECOMMUNICATION SERVICES (0.3%)
Telefonos de Mexico
   ADR Series L                                           18,640         491,910
                                                                    ------------
WIRELESS TELECOMMUNICATION SERVICES (1.5%)
America Movil ADR
   Series L                                               70,294       3,013,505
                                                                    ------------

COMMON STOCKS (CONTINUED)

ISSUER                                                   SHARES        VALUE(a)
------                                                 ---------    ------------
NETHERLANDS (3.2%)
COMMERCIAL BANKS (0.5%)
ABN AMRO Holding                                          33,912    $    989,069
                                                                    ------------
DIVERSIFIED FINANCIAL SERVICES (0.8%)
ING Groep                                                 36,429       1,613,946
                                                                    ------------
HOUSEHOLD DURABLES (0.6%)
Koninklijke Philips
   Electronics                                            32,710       1,142,727
                                                                    ------------
INSURANCE (0.4%)
Aegon                                                     46,377         853,009
                                                                    ------------
OIL, GAS & CONSUMABLE FUELS (0.9%)
Royal Dutch Shell
   Series A                                               48,707       1,688,044
                                                                    ------------
SINGAPORE (2.4%)
COMMERCIAL BANKS (1.9%)
DBS Group Holdings                                       200,820       2,632,182
United Overseas Bank                                     101,800       1,157,710
                                                                    ------------
Total                                                                  3,789,892
                                                                    ------------
REAL ESTATE MANAGEMENT & DEVELOPMENT (0.5%)
CapitaLand                                               266,000         931,444
                                                                    ------------
SOUTH AFRICA (0.8%)
COMMERCIAL BANKS (0.3%)
Nedbank Group                                             30,976         512,866
                                                                    ------------
METALS & MINING (0.5%)
Anglo American                                            22,101         996,608
                                                                    ------------
SOUTH KOREA (2.0%)
DIVERSIFIED TELECOMMUNICATION SERVICES (0.3%)
KT ADR                                                    21,900         490,122
                                                                    ------------
ELECTRIC UTILITIES (0.3%)
Korea Electric Power
   ADR                                                    24,850         491,533
                                                                    ------------
SEMICONDUCTORS & SEMICONDUCTOR EQUIPMENT (1.1%)
Samsung Electronics                                        3,650       2,367,966
                                                                    ------------
WIRELESS TELECOMMUNICATION SERVICES (0.3%)
SK Telecom ADR                                            24,980         601,518
                                                                    ------------

                            See accompanying notes to investments in securities.


                  RIVERSOURCE INTERNATIONAL EQUITY FUND -- 2006 ANNUAL REPORT 17

ISSUER                                                   SHARES        VALUE(a)
------                                                 ---------    ------------
SPAIN (0.8%)
COMMERCIAL BANKS (0.2 %)
Banco Santander
   Central Hispano                                        25,640    $    443,777
                                                                    ------------
OIL, GAS & CONSUMABLE FUELS (0.6%)
Repsol YPF                                                30,820       1,022,805
                                                                    ------------
SWEDEN (1.5%)
COMMUNICATIONS EQUIPMENT (1.3%)
Telefonaktiebolaget
   LM Ericsson ADR                                        63,677       2,408,264
                                                                    ------------
PAPER & FOREST PRODUCTS (0.2%)
Svenska Cellulosa
   Series B                                                9,440         433,405
                                                                    ------------
SWITZERLAND (12.4%)
CAPITAL MARKETS (2.6%)
Credit Suisse Group                                       11,610         699,960
UBS                                                       74,602       4,455,729
                                                                    ------------
Total                                                                  5,155,689
                                                                    ------------
CHEMICALS (3.5%)
Ciba Specialty Chemicals                                  19,897       1,217,972
Clariant                                                  32,130(b)      444,241
Lonza Group                                               34,387       2,653,659
Syngenta                                                  15,065(b)    2,432,925
                                                                    ------------
Total                                                                  6,748,797
                                                                    ------------
ELECTRICAL EQUIPMENT (0.9%)
ABB                                                      116,674       1,735,104
                                                                    ------------
FOOD PRODUCTS (2.0%)
Nestle                                                    11,422       3,902,210
                                                                    ------------
INSURANCE (0.6%)
Swiss Reinsurance                                         14,915       1,222,934
                                                                    ------------
PHARMACEUTICALS (2.8%)
Novartis                                                  22,700       1,377,693
Roche Holding                                             23,265       4,071,374
                                                                    ------------
Total                                                                  5,449,067
                                                                    ------------

COMMON STOCKS (CONTINUED)

ISSUER                                                   SHARES        VALUE(a)
------                                                 ---------    ------------
TAIWAN (0.9%)
SEMICONDUCTORS & SEMICONDUCTOR EQUIPMENT (0.9%)
Taiwan Semiconductor Mfg ADR                             114,721    $  1,112,794
United Microelectronics ADR                              194,495         589,320
                                                                    ------------
Total                                                                  1,702,114
                                                                    ------------
UNITED KINGDOM (16.5%)
AEROSPACE & DEFENSE (1.6%)
BAE Systems                                              401,839       3,215,503
                                                                    ------------
BEVERAGES (1.9%)
Diageo                                                   159,658       2,954,114
SABMiller                                                 49,540         958,206
                                                                    ------------
Total                                                                  3,912,320
                                                                    ------------
CAPITAL MARKETS (1.2%)
Man Group                                                252,689       2,352,183
                                                                    ------------
COMMERCIAL BANKS (2.0%)
HBOS                                                      34,786         721,272
HSBC Holdings                                             77,666       1,472,591
Royal Bank of Scotland Group                              56,063       1,997,644
                                                                    ------------
Total                                                                  4,191,507
                                                                    ------------
COMMERCIAL SERVICES & SUPPLIES (0.5%)
Rentokil Initial                                         354,500       1,024,457
                                                                    ------------
ENERGY EQUIPMENT & SERVICES (0.7%)
Acergy                                                    76,713(b)    1,388,091
                                                                    ------------
FOOD & STAPLES RETAILING (1.1%)
Tesco                                                    274,603       2,061,176
                                                                    ------------
FOOD PRODUCTS (1.2%)
Cadbury Schweppes                                         61,849         622,329
Unilever                                                  65,395       1,622,881
                                                                    ------------
Total                                                                  2,245,210
                                                                    ------------
HOTELS, RESTAURANTS & LEISURE (0.2%)
Carnival                                                   7,300         356,335
                                                                    ------------
HOUSEHOLD PRODUCTS (1.1%)
Reckitt Benckiser                                         47,471       2,065,469
                                                                    ------------

See accompanying notes to investments in securities.


18 RIVERSOURCE INTERNATIONAL EQUITY FUND -- 2006 ANNUAL REPORT

ISSUER                                                   SHARES        VALUE(a)
------                                                 ---------    ------------
UNITED KINGDOM (CONT.)
INDUSTRIAL CONGLOMERATES (0.5%)
Smiths Group                                              51,370    $    926,970
                                                                    ------------
INSURANCE (0.2%)
Friends Provident                                        100,490         396,788
                                                                    ------------
MEDIA (0.8%)
Reed Elsevier                                             79,540         905,785
Trinity Mirror                                            64,470         603,200
                                                                    ------------
Total                                                                  1,508,985
                                                                    ------------
MULTILINE RETAIL (0.3%)
Debenhams                                                164,150(b)      588,659
                                                                    ------------
MULTI-UTILITIES (0.5%)
Centrica                                                 140,430         887,321
                                                                    ------------
OIL, GAS & CONSUMABLE FUELS (0.8%)
BP                                                       144,863       1,610,983
                                                                    ------------
PHARMACEUTICALS (1.0%)
GlaxoSmithKline                                           74,316       1,984,610
                                                                    ------------

COMMON STOCKS (CONTINUED)

ISSUER                                                   SHARES        VALUE(a)
------                                                 ---------    ------------
UNITED KINGDOM (CONT.)
THRIFTS & MORTGAGE FINANCE (0.1%)
Northern Rock                                              5,025    $    114,735
                                                                    ------------
WIRELESS TELECOMMUNICATION SERVICES (0.8%)
Vodafone Group                                           569,009       1,465,270
                                                                    ------------
TOTAL COMMON STOCKS
(Cost: $166,257,171)                                                $191,214,379
                                                                    ------------

MONEY MARKET FUND (2.5%)

                                                         SHARES       VALUE(a)
                                                       ---------    ------------
RiverSource Short-Term
   Cash Fund                                           4,923,513(d) $  4,923,513
                                                                    ------------
TOTAL MONEY MARKET FUND
(Cost: $4,923,513)                                                  $  4,923,513
                                                                    ------------
TOTAL INVESTMENTS IN SECURITIES
(Cost: $171,180,684)(e)                                             $196,137,892
                                                                    ============

NOTES TO INVESTMENTS IN SECURITIES

(a) Securities are valued by procedures described in Note 1 to the financial statements.

(b)  Non-income producing.

(c)  Foreign security values are stated in U.S. dollars.

(d)  Affiliated Money Market Fund -- See Note 6 to the financial statements.

(e) At Oct. 31, 2006, the cost of securities for federal income tax purposes was $172,517,282 and the aggregate gross unrealized appreciation and depreciation based on that cost was:

Unrealized appreciation       $26,681,085
Unrealized depreciation        (3,060,475)
                              -----------
Net unrealized appreciation   $23,620,610
                              ===========

The Global Industry Classification Standard (GICS) was developed by and is the exclusive property of Morgan Stanley Capital International Inc. and Standard & Poor's, a division of The McGraw-Hill Companies, Inc.

HOW TO FIND INFORMATION ABOUT THE FUND'S PORTFOLIO HOLDINGS

(I) The Fund files its complete schedule of portfolio holdings with the Securities and Exchange Commission (Commission) for the first and third quarters of each fiscal year on Form N-Q;

(II) The Fund's Forms N-Q are available on the Commission's website at http://www.sec.gov;

(III) The Fund's Forms N-Q may be reviewed and copied at the Commission's Public Reference Room in Washington, DC (information on the operations of the Public Reference Room may be obtained by calling 1-800-SEC-0330); and

(IV) The Fund's complete schedule of portfolio holdings, as disclosed in its annual and semiannual shareholder reports and in its filings on Form N-Q, can be found at riversource.com/funds.


                  RIVERSOURCE INTERNATIONAL EQUITY FUND -- 2006 ANNUAL REPORT 19

FINANCIAL STATEMENTS

STATEMENT OF ASSETS AND LIABILITIES

OCT. 31, 2006

ASSETS
Investments in securities, at value (Note 1)
   Unaffiliated issuers (identified cost $166,257,171)                                  $191,214,379
   Affiliated money market fund (identified cost $4,923,513) (Note 6)                      4,923,513
                                                                                        ------------
Total investments in securities (identified cost $171,180,684)                           196,137,892
Cash in bank on demand deposit                                                                   403
Foreign currency holdings (identified cost $1,653,452) (Note 1)                            1,666,317
Capital shares receivable                                                                      1,482
Dividends and accrued interest receivable                                                    275,388
Receivable for investment securities sold                                                  1,310,548
Unrealized appreciation on foreign currency contracts held, at value (Note 5)                  3,150
                                                                                        ------------
Total assets                                                                             199,395,180
                                                                                        ------------

LIABILITIES
Capital shares payable                                                                         3,000
Payable for investment securities purchased                                                4,046,801
Unrealized depreciation on foreign currency contracts held, at value (Note 5)                  3,237
Accrued investment management services fee                                                     5,174
Accrued distribution fee                                                                       1,423
Accrued service fee                                                                                1
Accrued transfer agency fee                                                                      447
Accrued administrative services fee                                                              427
Other accrued expenses                                                                       102,232
                                                                                        ------------
Total liabilities                                                                          4,162,742
                                                                                        ------------
Net assets applicable to outstanding capital stock                                      $195,232,438
                                                                                        ============

REPRESENTED BY
Capital stock -- $.01 par value (Note 1)                                                $    230,575
Additional paid-in capital                                                               137,897,875
Undistributed net investment income                                                        2,127,274
Accumulated net realized gain (loss)                                                      30,004,135
Unrealized appreciation (depreciation) on investments
   and on translation of assets and liabilities in foreign currencies (Note 5)            24,972,579
                                                                                        ------------
Total -- representing net assets applicable to outstanding capital stock                $195,232,438
                                                                                        ============
Net assets applicable to outstanding shares:              Class A                       $ 99,431,354
                                                          Class B                       $ 25,438,560
                                                          Class C                       $  1,752,171
                                                          Class I                       $ 68,401,947
                                                          Class Y                       $    208,406
Net asset value per share of outstanding capital stock:   Class A shares   11,739,511   $       8.47
                                                          Class B shares    3,052,687   $       8.33
                                                          Class C shares      210,053   $       8.34
                                                          Class I shares    8,030,624   $       8.52
                                                          Class Y shares       24,590   $       8.48

See accompanying notes to financial statements.


20 RIVERSOURCE INTERNATIONAL EQUITY FUND -- 2006 ANNUAL REPORT

STATEMENT OF OPERATIONS

YEAR ENDED OCT. 31, 2006

INVESTMENT INCOME

Income:
Dividends                                                 $ 4,535,906
Interest                                                      114,839
Income distributions from affiliated money market fund
   (Note 6)                                                    25,699
   Less foreign taxes withheld                               (411,576)
                                                          -----------
Total income                                                4,264,868
                                                          -----------
Expenses (Note 2):
Investment management services fee                          1,767,556
Distribution fee
   Class A                                                    242,885
   Class B                                                    263,442
   Class C                                                     16,516
Transfer agency fee                                           246,565
Incremental transfer agency fee
   Class A                                                     18,821
   Class B                                                     10,526
   Class C                                                        671
Service fee -- Class Y                                            185
Administrative services fees and expenses                     146,048
Compensation of board members                                   9,977
Custodian fees                                                147,816
Printing and postage                                           57,920
Registration fees                                              72,585
Audit fees                                                     21,500
Other                                                          12,174
                                                          -----------
Total expenses                                              3,035,187
   Expenses waived/reimbursed by the Investment Manager
      and its affiliates (Note 2)                             (50,304)
                                                          -----------
                                                            2,984,883
   Earnings and bank fee credits on cash balances
      (Note 2)                                                 (5,829)
                                                          -----------
Total net expenses                                          2,979,054
                                                          -----------
Investment income (loss) -- net                             1,285,814
                                                          -----------
REALIZED AND UNREALIZED GAIN (LOSS) -- NET
Net realized gain (loss) on:
   Security transactions (Note 3)                          32,184,337
   Foreign currency transactions                               51,538
   Payment from affiliate (Note 2)                                106
                                                          -----------
Net realized gain (loss) on investments                    32,235,981
Net change in unrealized appreciation (depreciation) on
   investments and on translation of assets and
   liabilities in foreign currencies                        9,190,596
                                                          -----------
Net gain (loss) on investments and foreign currencies      41,426,577
                                                          -----------
Net increase (decrease) in net assets resulting from
   operations                                             $42,712,391
                                                          ===========

See accompanying notes to financial statements.


                  RIVERSOURCE INTERNATIONAL EQUITY FUND -- 2006 ANNUAL REPORT 21

STATEMENTS OF CHANGES IN NET ASSETS

YEAR ENDED OCT. 31,                                           2006           2005
-------------------                                       ------------   ------------
OPERATIONS AND DISTRIBUTIONS
Investment income (loss) net                              $  1,285,814   $    861,289
Net realized gain (loss) on investments                     32,235,981     15,183,813
Net change in unrealized appreciation (depreciation) on
   investments and on translation of assets and
   liabilities in foreign currencies                         9,190,596      6,463,767
                                                          ------------   ------------
Net increase (decrease) in net assets resulting from
   operations                                               42,712,391     22,508,869
                                                          ------------   ------------
Distributions to shareholders from:
   Net investment income
      Class A                                                 (753,806)    (1,253,898)
      Class B                                                  (25,488)      (122,931)
      Class C                                                     (721)        (8,024)
      Class I                                                 (647,101)      (414,331)
      Class Y                                                   (1,400)        (1,215)
   Net realized gain
      Class A                                               (7,774,435)    (9,179,533)
      Class B                                               (2,150,509)    (2,090,538)
      Class C                                                 (124,742)      (142,248)
      Class I                                               (4,219,032)    (2,339,204)
      Class Y                                                  (10,738)        (7,591)
                                                          ------------   ------------
Total distributions                                        (15,707,972)   (15,559,513)
                                                          ------------   ------------

CAPITAL SHARE TRANSACTIONS (NOTE 4)
Proceeds from sales
   Class A shares (Note 2)                                  22,068,658     23,041,476
   Class B shares                                            5,442,646      7,220,863
   Class C shares                                              391,948        404,157
   Class I shares                                           21,631,905     24,665,418
   Class Y shares                                              102,976             --
Reinvestment of distributions at net asset value
   Class A shares                                            7,613,975      7,416,121
   Class B shares                                            2,153,921      2,188,789
   Class C shares                                              121,098        144,989
   Class I shares                                            4,865,078      2,752,451
   Class Y shares                                               10,687          7,306
Payments for redemptions
   Class A shares                                          (35,580,645)   (40,711,099)
   Class B shares (Note 2)                                  (9,742,706)    (8,469,283)
   Class C shares (Note 2)                                    (447,625)      (690,357)
   Class I shares                                          (12,368,616)    (5,737,247)
   Class Y shares                                              (23,501)            --
                                                          ------------   ------------
Increase (decrease) in net assets from capital share
   transactions                                              6,239,799     12,233,584
                                                          ------------   ------------
Total increase (decrease) in net assets                     33,244,218     19,182,940
Net assets at beginning of year                            161,988,220    142,805,280
                                                          ------------   ------------
Net assets at end of year                                 $195,232,438   $161,988,220
                                                          ============   ============
Undistributed net investment income                       $  2,127,274   $    855,940
                                                          ------------   ------------

See accompanying notes to financial statements.


22 RIVERSOURCE INTERNATIONAL EQUITY FUND -- 2006 ANNUAL REPORT

NOTES TO FINANCIAL STATEMENTS

1.SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The Fund is a series of RiverSource International Managers Series, Inc. (formerly AXP Partners International Series, Inc.) and is registered under the Investment Company Act of 1940 (as amended) as a diversified, open-end management investment company. RiverSource International Managers Series, Inc. has 10 billion authorized shares of capital stock that can be allocated among the separate series as designated by the Board. The Fund invests primarily in equity securities of foreign issuers.

The Fund offers Class A, Class B, Class C, Class I and Class Y shares.

-    Class A shares are sold with a front-end sales charge.

- Class B shares may be subject to a contingent deferred sales charge (CDSC) and automatically convert to Class A shares during the ninth year of ownership.

-    Class C shares may be subject to a CDSC.

- Class I and Class Y shares have no sales charge and are offered only to qualifying institutional investors.

In September 2006, the Board approved renaming Class Y as Class R4, terminating the shareholder servicing agreement, revising the fee structure under the transfer agent agreement from account-based to asset-based, and adopting a plan administration services agreement. These changes are effective Dec. 11, 2006.

At Oct. 31, 2006, Ameriprise Financial, Inc. (Ameriprise Financial) and the affiliated funds-of-funds owned 100% of Class I shares, which represents 35.04% of the Fund's net assets.

At Oct. 31, 2006, Ameriprise Financial and the affiliated funds-of-funds owned approximately 35% of the total outstanding Fund shares.

All classes of shares have identical voting, dividend and liquidation rights. The distribution fee, transfer agency fees and service fee (class specific expenses) differ among classes. Income, expenses (other than class specific expenses) and realized and unrealized gains or losses on investments are allocated to each class of shares based upon its relative net assets.

The Fund's significant accounting policies are summarized below:

USE OF ESTIMATES

Preparing financial statements that conform to U.S. generally accepted accounting principles requires management to make estimates (e.g., on assets, liabilities and contingent assets and liabilities) that could differ from actual results.


                  RIVERSOURCE INTERNATIONAL EQUITY FUND -- 2006 ANNUAL REPORT 23

VALUATION OF SECURITIES

All securities are valued at the close of each business day. Securities traded on national securities exchanges or included in national market systems are valued at the last quoted sales price. Debt securities are generally traded in the over-the-counter market and are valued at a price that reflects fair value as quoted by dealers in these securities or by an independent pricing service. Foreign securities are valued based on quotations from the principal market in which such securities are normally traded. Pursuant to procedures adopted by the Board of Directors of the funds, Ameriprise Financial utilizes Fair Value Pricing (FVP). FVP determinations are made in good faith in accordance with these procedures. If a development or event is so significant that there is a reasonably high degree of certainty that the effect of the development or event has actually caused the closing price to no longer reflect the actual value, the closing prices, as determined at the close of the applicable foreign market, may be adjusted to reflect the fair value of the affected foreign securities as of the close of the New York Stock Exchange. Significant events include material movements in the U.S. securities markets prior to the opening of foreign markets on the following trading day. FVP results in an estimated price that reasonably reflects the current market conditions in order to value the portfolio holdings such that shareholder transactions receive a fair net asset value. Short-term securities maturing in more than 60 days from the valuation date are valued at the market price or approximate market value based on current interest rates; those maturing in 60 days or less are valued at amortized cost.

OPTION TRANSACTIONS

To produce incremental earnings, protect gains, and facilitate buying and selling of securities for investments, the Fund may buy and write options traded on any U.S. or foreign exchange or in the over-the-counter market where completing the obligation depends upon the credit standing of the other party. The Fund also may buy and sell put and call options and write covered call options on portfolio securities as well as write cash-secured put options. The risk in writing a call option is that the Fund gives up the opportunity for profit if the market price of the security increases. The risk in writing a put option is that the Fund may incur a loss if the market price of the security decreases and the option is exercised. The risk in buying an option is that the Fund pays a premium whether or not the option is exercised. The Fund also has the additional risk of being unable to enter into a closing transaction if a liquid secondary market does not exist.

Option contracts are valued daily at the closing prices on their primary exchanges and unrealized appreciation or depreciation is recorded. The Fund will realize a gain or loss when the option transaction expires or closes. When an option is exercised, the proceeds on sales for a written call option, the purchase cost for a written put option or the cost of a security for a purchased put or call option is adjusted by the amount of premium received or paid.


24 RIVERSOURCE INTERNATIONAL EQUITY FUND -- 2006 ANNUAL REPORT

FUTURES TRANSACTIONS

To gain exposure to or protect itself from market changes the Fund may buy and sell financial futures contracts traded on any U.S. or foreign exchange. The Fund also may buy and write put and call options on these futures contracts. Risks of entering into futures contracts and related options include the possibility of an illiquid market and that a change in the value of the contract or option may not correlate with changes in the value of the underlying securities.

Upon entering into a futures contract, the Fund is required to deposit either cash or securities in an amount (initial margin) equal to a certain percentage of the contract value. Subsequent payments (variation margin) are made or received by the Fund each day. The variation margin payments are equal to the daily changes in the contract value and are recorded as unrealized gains and losses. The Fund recognizes a realized gain or loss when the contract is closed or expires.

FOREIGN CURRENCY TRANSLATIONS AND FOREIGN CURRENCY CONTRACTS

Securities and other assets and liabilities denominated in foreign currencies are translated daily into U.S. dollars. Foreign currency amounts related to the purchase or sale of securities and income and expenses are translated at the exchange rate on the transaction date. The effect of changes in foreign exchange rates on realized and unrealized security gains or losses is reflected as a component of such gains or losses. In the statement of operations, net realized gains or losses from foreign currency transactions, if any, may arise from sales of foreign currency, closed forward contracts, exchange gains or losses realized between the trade date and settlement date on securities transactions, and other translation gains or losses on dividends, interest income and foreign withholding taxes. At Oct. 31, 2006, foreign currency holdings consisted of multiple denominations.

The Fund may enter into forward foreign currency exchange contracts for operational purposes and to protect against adverse exchange rate fluctuation. The net U.S. dollar value of foreign currency underlying all contractual commitments held by the Fund and the resulting unrealized appreciation or depreciation are determined using foreign currency exchange rates from an independent pricing service. The Fund is subject to the credit risk that the other party will not complete its contract obligations.

GUARANTEES AND INDEMNIFICATIONS

Under the Fund's organizational documents, its officers and directors are indemnified against certain liabilities arising out of the performance of their duties to the Fund. In addition, certain of the Fund's contracts with its service providers contain general indemnification clauses. The Fund's maximum exposure under these arrangements is unknown since the amount of any future claims that may be made against the Fund cannot be determined and the Fund has no historical basis for predicting the likelihood of any such claims.


                  RIVERSOURCE INTERNATIONAL EQUITY FUND -- 2006 ANNUAL REPORT 25

FEDERAL TAXES

The Fund's policy is to comply with Subchapter M of the Internal Revenue Code that applies to regulated investment companies and to distribute substantially all of its taxable income to shareholders. No provision for income or excise taxes is thus required.

Net investment income (loss) and net realized gains (losses) may differ for financial statement and tax purposes primarily because of deferred losses on certain futures contracts, the recognition of certain foreign currency gains (losses) as ordinary income (loss) for tax purposes and losses deferred due to "wash sale" transactions. The character of distributions made during the year from net investment income or net realized gains may differ from their ultimate characterization for federal income tax purposes. Also, due to the timing of dividend distributions, the fiscal year in which amounts are distributed may differ from the year that the income or realized gains (losses) were recorded by the Fund.

On the statement of assets and liabilities, as a result of permanent book-to-tax differences, undistributed net investment income has been increased by $1,414,036 and accumulated net realized gain has been decreased by $1,414,036. The tax character of distributions paid for the years indicated is as follows:

YEAR ENDED OCT. 31,                2006         2005
-------------------             ----------   ----------
CLASS A
Distributions paid from:
   Ordinary income ..........   $4,661,301   $3,787,808
   Long-term capital gain ...    3,866,940    6,645,623

CLASS B
Distributions paid from:
   Ordinary income ..........    1,106,351      700,001
   Long-term capital gain ...    1,069,646    1,513,468

CLASS C
Distributions paid from:
   Ordinary income ..........       63,417       47,290
   Long-term capital gain ...       62,046      102,982

CLASS I
Distributions paid from:
   Ordinary income ..........    2,767,621    1,060,043
   Long-term capital gain ...    2,098,512    1,693,492

CLASS Y
Distributions paid from:

   Ordinary income ..........        6,797        3,310
   Long-term capital gain ...        5,341        5,496


26 RIVERSOURCE INTERNATIONAL EQUITY FUND -- 2006 ANNUAL REPORT

At Oct. 31, 2006, the components of distributable earnings on a tax basis are as follows:

Undistributed ordinary income ...........   $14,625,128
Accumulated long-term gain (loss) .......   $18,842,879
Unrealized appreciation (depreciation) ..   $23,635,981

RECENT ACCOUNTING PRONOUNCEMENTS

On Sept. 20, 2006, the Financial Accounting Standards Board ("FASB") released Statement of Financial Accounting Standards No. 157 "Fair Value Measurements" ("SFAS 157"). SFAS 157 establishes an authoritative definition of fair value, sets out a framework for measuring fair value, and requires additional disclosures about fair-value measurements. The application of SFAS 157 is required for fiscal years beginning after Nov. 15, 2007 and interim periods within those fiscal years. The impact of SFAS 157 on the Fund's financial statements is being evaluated.

In June 2006, the Financial Accounting Standards Board (FASB) issued FASB Interpretation 48 (FIN 48), "Accounting for Uncertainty in Income Taxes." FIN 48 clarifies the accounting for uncertainty in income taxes recognized in accordance with FASB Statement 109, "Accounting for Income Taxes." FIN 48 prescribes a two-step process to recognize and measure a tax position taken or expected to be taken in a tax return. The first step is to determine whether a tax position has met the more-likely-than-not recognition threshold and the second step is to measure a tax position that meets the threshold to determine the amount of benefit to recognize. FIN 48 also provides guidance on derecognition, classification, interest and penalties, accounting in interim periods, disclosure and transition. FIN 48 is effective for fiscal years beginning after Dec. 15, 2006. Tax positions of the Fund are being evaluated to determine the impact, if any, to the Fund. The adoption of FIN 48 is not anticipated to have a material impact on the Fund.

DIVIDENDS TO SHAREHOLDERS

An annual dividend from net investment income, declared and paid at the end of the calendar year, when available, is reinvested in additional shares of the Fund at net asset value or payable in cash. Capital gains, when available, are distributed along with the income dividend.

OTHER

Security transactions are accounted for on the date securities are purchased or sold. Dividend income is recognized on the ex-dividend date or upon receipt of ex-dividend notification in the case of certain foreign securities. Interest income, including amortization of premium, market discount and original issue discount using the effective interest method, is accrued daily.


                  RIVERSOURCE INTERNATIONAL EQUITY FUND -- 2006 ANNUAL REPORT 27

2.EXPENSES AND SALES CHARGES

Under an Investment Management Services Agreement, RiverSource Investments, LLC (the Investment Manager) determines which securities will be purchased, held or sold. The management fee is a percentage of the Fund's average daily net assets that declines from 0.97% to 0.845% annually as the Fund's assets increase. The fee may be adjusted upward or downward by a performance incentive adjustment based on a comparison of the performance of Class A shares of the Fund to the Lipper International Funds Index. In certain circumstances, the Board may approve a change in the index. The maximum adjustment is 0.12% per year. If the performance difference is less than 0.50%, the adjustment will be zero. The adjustment decreased the fee by $3,284 for the year ended Oct. 31, 2006.

The Investment Manager has Subadvisory Agreements with The Boston Company Asset Management, LLC and Marsico Capital Management, LLC. New investments in the Fund, net of any redemptions, are allocated in accordance with the Investment Manager's determination of the allocation that is in the best interests of the Fund's shareholders. Each subadviser's proportionate share of investments in the Fund will vary due to market fluctuations.

Under an Administrative Services Agreement, the Fund pays Ameriprise Financial a fee for administration and accounting services at a percentage of the Fund's average daily net assets that declines from 0.08% to 0.05% annually as the Fund's assets increase.

Other expenses include, among other things, certain expenses of the Fund or the Board (including its independent members) equal to $4,000 that are paid by the Fund through Board Services Corporation, an entity that provides services to the Board and the Fund pursuant to a separate agreement. These expenses include:
Fund boardroom expense, Board Services Corporation office expense, Board Services Corporation employee compensation, including employee health and retirement benefits, Board Services Corporation audit and legal fees, Fund legal fees, certain taxes, filing fees and certain other expenses.

Compensation of board members includes compensation as well as retirement benefits. Certain other aspects of the Board Chair's compensation, including health benefits and payment of certain other expenses, are included under other expenses.

Under a Deferred Compensation Plan (the Plan), non-interested board members may defer receipt of their compensation. Deferred amounts are treated as though equivalent dollar amounts had been invested in shares of the Fund or other RiverSource funds. The Fund's liability for these amounts is adjusted for market value changes and remains in the Fund until distributed in accordance with the Plan.


28 RIVERSOURCE INTERNATIONAL EQUITY FUND -- 2006 ANNUAL REPORT

Under a separate Transfer Agency Agreement, RiverSource Service Corporation (the Transfer Agent) maintains shareholder accounts and records. The Fund pays the Transfer Agent an annual fee per shareholder account for this service as follows:

Class A   $19.50
Class B   $20.50
Class C   $20.00
Class Y   $17.50

The incremental transfer agency fee is the amount charged to the specific classes for the additional expense above the fee for Class Y.

Class I pays a transfer agency fee at an annual rate per shareholder account of $1. This amount is included in the transfer agency fee on the statement of operations.

The Transfer Agent charges an annual closed account fee of $5 per inactive account, charged on a pro rata basis for 12 months from the date the account becomes inactive. These fees are included in the transfer agency fees on the statement of operations.

The Fund has agreements with American Financial Services, Inc. (the Distributor) for distribution and shareholder services. Under a Plan and Agreement of Distribution pursuant to Rule 12b-1, the Fund pays a fee at an annual rate up to 0.25% of the Fund's average daily net assets attributable to Class A shares and up to 1.00% for Class B and Class C shares.

Under a Shareholder Service Agreement, the Fund pays the Distributor a fee for service provided to shareholders by the Distributor and other servicing agents with respect to those shares. The fee is calculated at a rate of 0.10% of the Fund's average daily net assets attributable to Class Y shares.

Sales charges received by the Distributor for distributing Fund shares were $215,294 for Class A, $28,308 for Class B and $151 for Class C for the year ended Oct. 31, 2006.

For the year ended Oct. 31, 2006, the Investment Manager and its affiliates waived certain fees and expenses to 1.65% for Class A, 2.43% for Class B, 2.43% for Class C and 1.48% for Class Y. Of these waived fees and expenses, the transfer agency fees waived for Class A, Class B, Class C and Class Y were $41,531, $8,131, $580 and $62, respectively. Under this agreement which was effective until Oct. 31, 2006, net expenses, before giving effect to any performance incentive adjustment, would not exceed 1.65% for Class A, 2.43% for Class B, 2.43% for Class C, 1.30% for Class I and 1.48% for Class Y of the Fund's average daily net assets. Effective as of Nov. 1, 2006, the Investment Manager and its affiliates have agreed to waive certain fees and expenses until Oct. 31, 2007, unless sooner terminated at the discretion of the Board, such that net expenses, before giving effect to any performance incentive adjustment, will not exceed 1.60% for Class A, 2.37% for Class B, 2.37% for Class C, 1.25% for Class I and 1.43% for Class Y of the Fund's average daily net assets.


                  RIVERSOURCE INTERNATIONAL EQUITY FUND -- 2006 ANNUAL REPORT 29

During the year ended Oct. 31, 2006, the Fund's custodian and transfer agency fees were reduced by $5,829 as a result of earnings and bank fee credits from overnight cash balances. The Fund also pays custodian fees to Ameriprise Trust Company, an affiliate of Ameriprise Financial.

In addition, the Fund receive a one time payment of $106 by Ameriprise Financial for additional earnings from overnight cash balances determined to be owed for prior years. This amount was insignificant to the Fund's net assets value and total return.

3. SECURITIES TRANSACTIONS

Cost of purchases and proceeds from sales of securities (other than short-term obligations) aggregated $159,448,613 and $167,287,260, respectively, for the year ended Oct. 31, 2006. Realized gains and losses are determined on an identified cost basis.

4. CAPITAL SHARE TRANSACTIONS

Transactions in shares of capital stock for the years indicated are as follows:

                                          YEAR ENDED OCT. 31, 2006
                          --------------------------------------------------------
                            CLASS A      CLASS B    CLASS C     CLASS I    CLASS Y
                          ----------   ----------   -------   ----------   -------
Sold                       2,810,800      702,782    49,785    2,717,056    13,168
Issued for reinvested
   distributions           1,040,171      297,084    16,703      663,721     1,462
Redeemed                  (4,532,570)  (1,265,856)  (57,499)  (1,473,794)   (2,848)
                          ----------   ----------   -------   ----------   -------
Net increase (decrease)     (681,599)    (265,990)    8,989    1,906,983    11,782
                          ----------   ----------   -------   ----------   -------

                                          YEAR ENDED OCT. 31, 2005
                          -------------------------------------------------------
                            CLASS A      CLASS B    CLASS C    CLASS I    CLASS Y
                          ----------   ----------   -------   ---------   -------
Sold                       3,263,694    1,042,312    58,126   3,489,973        --
Issued for reinvested
   distributions           1,085,816      322,830    21,385     402,405     1,070
Redeemed                  (5,807,671)  (1,215,028)  (99,587)   (826,320)       --
                          ----------   ----------   -------   ---------   -------
Net increase (decrease)   (1,458,161)     150,114   (20,076)  3,066,058     1,070
                          ----------   ----------   -------   ---------   -------


30 RIVERSOURCE INTERNATIONAL EQUITY FUND -- 2006 ANNUAL REPORT

5. FORWARD FOREIGN CURRENCY CONTRACTS

At Oct. 31, 2006, the Fund has forward foreign currency exchange contracts that obligate it to deliver currencies at specified future dates. The unrealized appreciation and/or depreciation on these contracts are included in the accompanying financial statements. See "Summary of significant accounting policies." The terms of the open contracts are as follows:

                   CURRENCY TO           CURRENCY TO         UNREALIZED     UNREALIZED
EXCHANGE DATE     BE DELIVERED           BE RECEIVED        APPRECIATION   DEPRECIATION
-------------   ----------------   ----------------------   ------------   ------------
Nov. 1, 2006              45,745                   24,111      $  248         $   --
                     U.S. Dollar            British Pound
Nov. 1, 2006              66,135                   34,859         358             --
                     U.S. Dollar            British Pound
Nov. 1, 2006              95,351                   50,258         517             --
                     U.S. Dollar            British Pound
Nov. 1, 2006             253,634                  481,199          --          2,608
                   British Pound              U.S. Dollar
Nov. 1, 2006              47,261                   37,127         127             --
                     U.S. Dollar   European Monetary Unit
Nov. 1, 2006           1,520,469               11,828,871         596             --
                     U.S. Dollar         Hong Kong Dollar
Nov. 1, 2006           8,294,156                   70,568          --            352
                    Japanese Yen              U.S. Dollar
Nov. 1, 2006              51,440                   64,243         203             --
                     U.S. Dollar              Swiss Franc
Nov. 2, 2006              33,164                   26,051          88             --
                     U.S. Dollar   European Monetary Unit
Nov. 2, 2006              80,443                9,440,350         278             --
                     U.S. Dollar             Japanese Yen
Nov. 2, 2006              25,683                   32,057          86             --
                     U.S. Dollar              Swiss Franc
Nov. 2, 2006              29,564                   36,901          99             --
                     U.S. Dollar              Swiss Franc
Nov. 3, 2006             114,939                   60,222          --             66
                     U.S. Dollar            British Pound
Nov. 3, 2006             122,341                   96,116         349             --
                     U.S. Dollar   European Monetary Unit
Nov. 3, 2006              61,136                   39,163          --            117
                Singapore Dollar              U.S. Dollar
Nov. 6, 2006              72,040                   56,366          --             94
                     U.S. Dollar   European Monetary Unit
Nov. 6, 2006           7,065,268                   60,470          57             --
                    Japanese Yen              U.S. Dollar
Nov. 6, 2006           7,733,107                   66,185          62             --
                    Japanese Yen              U.S. Dollar
Nov. 6, 2006          10,131,888                   86,716          82             --
                    Japanese Yen              U.S. Dollar
                                                               ------         ------
Total                                                          $3,150         $3,237
                                                               ------         ------


                  RIVERSOURCE INTERNATIONAL EQUITY FUND -- 2006 ANNUAL REPORT 31

6. AFFILIATED MONEY MARKET FUND

The Fund may invest its daily cash balance in RiverSource Short-Term Cash Fund, a money market fund established for the exclusive use of the RiverSource funds and other institutional clients of RiverSource Investments.

7. BANK BORROWINGS

The Fund has a revolving credit agreement with a syndicate of banks headed by JPMorgan Chase Bank, N.A. (JPMCB), whereby the Fund may borrow for the temporary funding of shareholder redemptions or for other temporary or emergency purposes. The agreement went into effect Sept. 19, 2006. The Fund must maintain asset coverage for borrowings of at least 300%. The agreement, which enables the Fund to participate with other RiverSource funds, permits borrowings up to $500 million, collectively. Interest is charged to each Fund based on its borrowings at a rate equal to either the higher of the Federal Funds Effective Rate plus 0.40% or the JPMCB Prime Commercial Lending Rate. Borrowings are payable within 60 days after such loan is executed. The Fund also pays a commitment fee equal to its pro rata share of the amount of the credit facility at a rate of 0.06% per annum. Prior to this agreement, the Fund paid a commitment fee equal to its pro rata share of the amount of the credit facility at a rate of 0.07% per annum. The Fund had no borrowings outstanding during the year ended Oct. 31, 2006.

8. INFORMATION REGARDING PENDING AND SETTLED LEGAL PROCEEDINGS

In December 2005, without admitting or denying the allegations, American Express Financial Corporation (AEFC, which is now known as Ameriprise Financial, Inc. (Ameriprise Financial)), the parent company of RiverSource Investments, LLC (RiverSource Investments), entered into settlement agreements with the Securities and Exchange Commission (SEC) and Minnesota Department of Commerce
(MDOC) related to market timing activities. In connection with these matters, the SEC and MDOC issued orders (the Orders) alleging that AEFC violated certain provisions of the federal and Minnesota securities laws by failing to adequately disclose market timing activities by allowing certain identified market timers to continue to market time contrary to disclosures in mutual fund and variable annuity product prospectuses. The Orders also alleged that AEFC failed to implement procedures to detect and prevent market timing in 401(k) plans for employees of AEFC and related companies and failed to adequately disclose that there were no such procedures. Pursuant to the MDOC Order, the MDOC also alleged that AEFC allowed inappropriate market timing to occur by failing to have written policies and procedures and failing to properly supervise its employees.


32 RIVERSOURCE INTERNATIONAL EQUITY FUND -- 2006 ANNUAL REPORT

As a result of the Orders, AEFC was censured and ordered to cease and desist from committing or causing any violations of certain provisions of the Investment Advisers Act of 1940, the Investment Company Act of 1940, and various Minnesota laws. Pursuant to the terms of the Orders, AEFC agreed to pay disgorgement of $10 million and civil money penalties of $7 million. AEFC also agreed to make presentations at least annually to its board of directors and the relevant mutual funds' board that include an overview of policies and procedures to prevent market timing, material changes to these policies and procedures and whether disclosures related to market timing are consistent with the SEC order and federal securities laws. AEFC also agreed to retain an independent distribution consultant to assist in developing a plan for distribution of all disgorgement and civil penalties ordered by the SEC in accordance with various undertakings detailed at http://www.sec.gov/litigation/admin/ia-2451.pdf. In addition, AEFC agreed to complete and submit to the MDOC a compliance review of its procedures regarding market timing within one year of the MDOC Order, including a summary of actions taken to ensure compliance with applicable laws and regulations and certification by a senior officer regarding compliance and supervisory procedures.

Ameriprise Financial and its affiliates have cooperated with the SEC and the MDOC in these legal proceedings, and have made regular reports to the RiverSource Funds' Boards of Directors/Trustees.

Ameriprise Financial and certain of its affiliates have historically been involved in a number of legal, arbitration and regulatory proceedings, including routine litigation, class actions, and governmental actions, concerning matters arising in connection with the conduct of their business activities. Ameriprise Financial believes that the Funds are not currently the subject of, and that neither Ameriprise Financial nor any of its affiliates are the subject of, any pending legal, arbitration or regulatory proceedings that are likely to have a material adverse effect on the Funds or the ability of Ameriprise Financial or its affiliates to perform under their contracts with the Funds. Ameriprise Financial is required to make 10-Q, 10-K and, as necessary, 8-K filings with the Securities and Exchange Commission on legal and regulatory matters that relate to Ameriprise Financial and its affiliates. Copies of these filings may be obtained by accessing the SEC website at www.sec.gov.

There can be no assurance that these matters, or the adverse publicity associated with them, will not result in increased fund redemptions, reduced sale of fund shares or other adverse consequences to the Funds.


                  RIVERSOURCE INTERNATIONAL EQUITY FUND -- 2006 ANNUAL REPORT 33

9. FINANCIAL HIGHLIGHTS

The tables below show certain important financial information for evaluating the Fund's results.

CLASS A

PER SHARE INCOME AND CAPITAL CHANGES (a)

Fiscal period ended Oct. 31,            2006        2005        2004     2003      2002(b)
----------------------------           ------     -------     -------   ------     -------
Net asset value, beginning of period   $ 7.34     $  7.03     $  6.34   $ 5.20     $ 5.03
                                       ------     -------     -------   ------     ------
INCOME FROM INVESTMENT OPERATIONS:
Net investment income (loss)              .05         .04         .05      .02         --
Net gains (losses) (both realized
   and unrealized)                       1.78        1.01         .90     1.13        .17
                                       ------     -------     -------   ------     ------
Total from investment operations         1.83        1.05         .95     1.15        .17
                                       ------     -------     -------   ------     ------
LESS DISTRIBUTIONS:
Dividends from net investment income     (.06)       (.09)       (.09)    (.01)        --
Distributions from realized gains        (.64)       (.65)       (.17)      --         --
                                       ------     -------     -------   ------     ------
Total distributions                      (.70)       (.74)       (.26)    (.01)        --
                                       ------     -------     -------   ------     ------
Net asset value, end of period         $ 8.47     $  7.34     $  7.03   $ 6.34     $ 5.20
                                       ------     -------     -------   ------     ------
RATIOS/SUPPLEMENTAL DATA
Net assets, end of period (in
   millions)                           $   99     $    91     $    98   $   63     $   22
                                       ------     -------     -------   ------     ------
Ratio of expenses to average
   daily net assets(c)                   1.65%(d)    1.63%(d)    1.73%    1.74%(d)   1.67%(d),(e)
                                       ------     -------     -------   ------     ------
Ratio of net investment income
   (loss) to average daily net
   assets                                 .68%        .59%        .51%     .73%     (1.01%)(e)
                                       ------     -------     -------   ------     ------
Portfolio turnover rate
   (excluding short-term securities)       89%        110%        111%      58%         2%
                                       ------     -------     -------   ------     ------
Total return(f)                         26.50%      15.65%      15.39%   22.26%      3.38%(g)
                                       ------     -------     -------   ------     ------

(a)  For a share outstanding throughout the period. Rounded to the nearest cent.

(b) For the period from Oct. 3, 2002 (when shares became publicly available) to Oct. 31, 2002.

(c) Expense ratio is based on total expenses of the Fund before reduction of earnings credits and bank fee credits on cash balances.

(d) The Investment Manager and its affiliates waived/reimbursed the Fund for certain expenses. Had they not done so, the annual ratios of expenses for Class A would have been 1.69%, 1.64%, 2.21% and 5.51% for the periods ended Oct. 31, 2006, 2005, 2003 and 2002, respectively.

(e)  Adjusted to an annual basis.

(f)  Total return does not reflect payment of a sales charge.

(g)  Not annualized.


34 RIVERSOURCE INTERNATIONAL EQUITY FUND -- 2006 ANNUAL REPORT

CLASS B

PER SHARE INCOME AND CAPITAL CHANGES(a)

Fiscal period ended Oct. 31,            2006        2005        2004     2003      2002(b)
----------------------------           ------     -------     -------   ------     -------
Net asset value, beginning of period   $ 7.24     $ 6.94      $  6.29   $ 5.20     $5.03
                                       ------     ------      -------   ------     -----
INCOME FROM INVESTMENT OPERATIONS:
Net gains (losses) (both realized
   and unrealized)                       1.74        .98          .89     1.10       .17
                                       ------     ------      -------   ------     -----
LESS DISTRIBUTIONS:
Dividends from net investment income     (.01)      (.03)        (.07)    (.01)       --
Distributions from realized gains        (.64)      (.65)        (.17)      --        --
                                       ------     ------      -------   ------     -----
Total distributions                      (.65)      (.68)        (.24)    (.01)       --
                                       ------     ------      -------   ------     -----
Net asset value, end of period         $ 8.33     $ 7.24      $  6.94   $ 6.29     $5.20
                                       ------     ------      -------   ------     -----
RATIOS/SUPPLEMENTAL DATA
Net assets, end of period (in
   millions)                           $   25     $   24      $    22   $   13     $   1
                                       ------     ------      -------   ------     -----
Ratio of expenses to average
   daily net assets(c)                   2.43%(d)   2.41%(d)     2.51%    2.52%(d)  2.52%(d),(e)
                                       ------     ------      -------   ------     -----
Ratio of net investment income
   (loss) to average daily net assets    (.07%)     (.18%)       (.22%)    .04%    (1.46%)(e)
                                       ------     ------      -------   ------     -----
Portfolio turnover rate
   (excluding short-term securities)       89%       110%         111%      58%        2%
                                       ------     ------      -------   ------     -----
Total return(f)                         25.37%     14.86%       14.41%   21.23%     3.38%(g)
                                       ------     ------      -------   ------     -----

(a)  For a share outstanding throughout the period. Rounded to the nearest cent.

(b) For the period from Oct. 3, 2002 (when shares became publicly available) to Oct. 31, 2002.

(c) Expense ratio is based on total expenses of the Fund before reduction of earnings credits and bank fee credits on cash balances.

(d) The Investment Manager and its affiliates waived/reimbursed the Fund for certain expenses. Had they not done so, the annual ratios of expenses for Class B would have been 2.46%, 2.42%, 2.98% and 6.28% for the periods ended Oct. 31, 2006, 2005, 2003 and 2002, respectively.

(e)  Adjusted to an annual basis.

(f)  Total return does not reflect payment of a sales charge.

(g)  Not annualized.


                  RIVERSOURCE INTERNATIONAL EQUITY FUND -- 2006 ANNUAL REPORT 35

CLASS C

PER SHARE INCOME AND CAPITAL CHANGES (a)

Fiscal period ended Oct. 31,            2006        2005        2004     2003      2002(b)
----------------------------           ------     -------     -------   ------     -------
Net asset value, beginning of period   $ 7.24     $ 6.95      $ 6.29    $ 5.20     $ 5.03
                                       ------     ------      ------    ------     ------
INCOME FROM INVESTMENT OPERATIONS:
Net gains (losses) (both realized
   and unrealized)                       1.75        .97         .89      1.10        .17
                                       ------     ------      ------    ------     ------
LESS DISTRIBUTIONS:
Dividends from net investment income     (.01)      (.03)       (.06)     (.01)        --
Distributions from realized gains        (.64)      (.65)       (.17)       --         --
                                       ------     ------      ------    ------     ------
Total distributions                      (.65)      (.68)       (.23)     (.01)        --
                                       ------     ------      ------    ------     ------
Net asset value, end of period         $ 8.34     $ 7.24      $ 6.95    $ 6.29     $ 5.20
                                       ------     ------      ------    ------     ------
RATIOS/SUPPLEMENTAL DATA
Net assets, end of period (in
   millions)                           $    2     $    1      $    2    $    1        $--
                                       ------     ------      ------    ------     ------
Ratio of expenses to
   average daily net assets(c)           2.43%(d)   2.41%(d)    2.51%     2.52%(d)   2.51%(d),(e)
                                       ------     ------      ------    ------     ------
Ratio of net investment income
   (loss) to average daily net
   assets                                (.08%)     (.21%)      (.24%)    (.01%)    (1.60%)(e)
                                       ------     ------      ------    ------     ------
Portfolio turnover rate
   (excluding short-term securities)       89%       110%        111%       58%         2%
                                       ------     ------      ------    ------     ------
Total return(f)                         25.46%     14.67%      14.54%    21.23%      3.38%(g)
                                       ------     ------      ------    ------     ------

(a)  For a share outstanding throughout the period. Rounded to the nearest cent.

(b) For the period from Oct. 3, 2002 (when shares became publicly available) to Oct. 31, 2002.

(c) Expense ratio is based on total expenses of the Fund before reduction of earnings credits and bank fee credits on cash balances.

(d) The Investment Manager and its affiliates waived/reimbursed the Fund for certain expenses. Had they not done so, the annual ratios of expenses for Class C would have been 2.46%, 2.42%, 2.98% and 6.28% for the periods ended Oct. 31, 2006, 2005, 2003 and 2002, respectively.

(e)  Adjusted to an annual basis.

(f)  Total return does not reflect payment of a sales charge.

(g)  Not annualized.


36 RIVERSOURCE INTERNATIONAL EQUITY FUND -- 2006 ANNUAL REPORT

CLASS I

PER SHARE INCOME AND CAPITAL CHANGES (a)

Fiscal period ended Oct. 31,            2006        2005      2004(b)
----------------------------           ------     -------     -------
Net asset value, beginning of period   $ 7.38     $ 7.06      $6.91
                                       ------     ------      -----
INCOME FROM INVESTMENT OPERATIONS:
Net investment income (loss)              .07        .06         --
Net gains (losses) (both realized
   and unrealized)                       1.81       1.02        .15
                                       ------     ------      -----
Total from investment operations         1.88       1.08        .15
                                       ------     ------      -----
LESS DISTRIBUTIONS:
Dividends from net investment income     (.10)      (.11)        --
Distributions from realized gains        (.64)      (.65)        --
                                       ------     ------      -----
Total distributions                      (.74)      (.76)        --
                                       ------     ------      -----
Net asset value, end of period         $ 8.52     $ 7.38      $7.06
                                       ------     ------      -----
RATIOS/SUPPLEMENTAL DATA
Net assets, end of period (in
   millions)                           $   68     $   45      $  22
                                       ------     ------      -----
Ratio of expenses to
   average daily net assets(c)           1.23%      1.19%      1.29%(d)
                                       ------     ------      -----
Ratio of net investment income
   (loss) to average daily net
   assets                                1.12%       .96%       .78%(d)
                                       ------     ------      -----
Portfolio turnover rate
   (excluding short-term securities)       89%       110%       111%
                                       ------     ------      -----
Total return(e)                         27.11%     16.17%      2.17%(f)
                                       ------     ------      -----

(a)  For a share outstanding throughout the period. Rounded to the nearest cent.

(b)  Inception date is March 4, 2004.

(c) Expense ratio is based on total expenses of the Fund before reduction of earnings credits and bank fee credits on cash balances.

(d)  Adjusted to an annual basis.

(e)  Total return does not reflect payment of a sales charge.

(f)  Not annualized.


                  RIVERSOURCE INTERNATIONAL EQUITY FUND -- 2006 ANNUAL REPORT 37

CLASS Y*

PER SHARE INCOME AND CAPITAL CHANGES (a)

Fiscal period ended Oct. 31,            2006        2005        2004     2003      2002(b)
----------------------------           ------     -------     -------   ------     -------
Net asset value, beginning of period   $ 7.36     $  7.05     $ 6.35    $ 5.20     $5.03
                                       ------     -------     ------    ------     -----
INCOME FROM INVESTMENT OPERATIONS:
Net investment income (loss)              .07         .05        .06       .03        --
Net gains (losses) (both realized
   and unrealized)                       1.78        1.01        .91      1.13       .17
                                       ------     -------     ------    ------     -----
Total from investment operations         1.85        1.06        .97      1.16       .17
                                       ------     -------     ------    ------     -----
LESS DISTRIBUTIONS:
Dividends from net investment income     (.09)       (.10)      (.10)     (.01)       --
Distributions from realized gains        (.64)       (.65)      (.17)       --        --
                                       ------     -------     ------    ------     -----
Total distributions                      (.73)       (.75)      (.27)     (.01)       --
                                       ------     -------     ------    ------     -----
Net asset value, end of period         $ 8.48     $  7.36     $ 7.05    $ 6.35     $5.20
                                       ------     -------     ------    ------     -----
RATIOS/SUPPLEMENTAL DATA

Net assets, end of period (in
   millions)                           $   --     $    --     $   --    $   --     $  --
                                       ------     -------     ------    ------     -----
Ratio of expenses to
   average daily net assets(c)           1.48%(d)    1.46%(d)   1.57%     1.57%(d)  1.52%(d),(e)
                                       ------     -------     ------    ------     -----
Ratio of net investment income
   (loss) to average daily net
   assets                                 .96%        .74%       .37%      .86%     (.80%)(e)
                                       ------     -------     ------    ------     -----
Portfolio turnover rate
   (excluding short-term securities)       89%        110%       111%       58%        2%
                                       ------     -------     ------    ------     -----
Total return(f)                         26.66%      15.86%     15.63%    22.48%     3.38%(g)
                                       ------     -------     ------    ------     -----

*    Effective Dec. 11, 2006, Class Y was renamed Class R4.

(a)  For a share outstanding throughout the period. Rounded to the nearest cent.

(b) For the period from Oct. 3, 2002 (when shares became publicly available) to Oct. 31, 2002.

(c) Expense ratio is based on total expenses of the Fund before reduction of earnings credits and bank fee credits on cash balances.

(d) The Investment Manager and its affiliates waived/reimbursed the Fund for certain expenses. Had they not done so, the annual ratios of expenses for Class Y would have been 1.51%, 1.47%, 2.04% and 5.34% for the periods ended Oct. 31, 2006, 2005, 2003 and 2002, respectively.

(e)  Adjusted to an annual basis.

(f)  Total return does not reflect payment of a sales charge.

(g)  Not annualized.


38 RIVERSOURCE INTERNATIONAL EQUITY FUND -- 2006 ANNUAL REPORT

REPORT OF INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM

THE BOARD AND SHAREHOLDERS

RIVERSOURCE INTERNATIONAL MANAGERS SERIES, INC.

We have audited the accompanying statement of assets and liabilities, including the schedule of investments in securities, of RiverSource International Equity Fund (a series of RiverSource International Managers Series, Inc.) as of October 31, 2006, the related statement of operations for the year then ended, the statements of changes in net assets for each of the years in the two-year period ended October 31, 2006, and the financial highlights for each of the years in the four-year period ended October 31, 2006 and for the period from October 3, 2002 (when shares became publicly available) to October 31, 2002. These financial statements and the financial highlights are the responsibility of fund management. Our responsibility is to express an opinion on these financial statements and the financial highlights based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements and the financial highlights are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. Our procedures included confirmation of securities owned as of October 31, 2006, by correspondence with the custodian and brokers or by other appropriate auditing procedures. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements and financial highlights referred to above present fairly, in all material respects, the financial position of RiverSource International Equity Fund as of October 31, 2006, and the results of its operations, changes in its net assets and the financial highlights for each of the periods stated in the first paragraph above, in conformity with U.S. generally accepted accounting principles.

KPMG LLP
Minneapolis, Minnesota
December 20, 2006


                  RIVERSOURCE INTERNATIONAL EQUITY FUND -- 2006 ANNUAL REPORT 39

FEDERAL INCOME TAX INFORMATION

(UNAUDITED)

The Fund is required by the Internal Revenue Code of 1986 to tell its shareholders about the tax treatment of the dividends it pays during its fiscal year. The dividends listed below are reported to you on Form 1099-DIV, Dividends and Distributions. Shareholders should consult a tax advisor on how to report distributions for state and local tax purposes.

Fiscal year ended Oct. 31, 2006

CLASS A

INCOME DISTRIBUTIONS -- taxable as dividend income:
   Qualified Dividend Income for individuals.......................       39.74%
   Dividends Received Deduction for corporations...................        0.00%

PAYABLE DATE                                                          PER SHARE
                                                                      ---------
Dec. 21, 2005......................................................   $ 0.38496
CAPITAL GAIN DISTRIBUTION -- taxable as long-term capital gain

PAYABLE DATE                                                          PER SHARE
                                                                      ---------
Dec. 21, 2005......................................................   $ 0.31943
Total distributions................................................   $ 0.70439

CLASS B

INCOME DISTRIBUTIONS -- taxable as dividend income:
   Qualified Dividend Income for individuals.......................       39.74%
   Dividends Received Deduction for corporations...................        0.00%

PAYABLE DATE                                                          PER SHARE
                                                                      ---------
Dec. 21, 2005......................................................   $ 0.33057

CAPITAL GAIN DISTRIBUTION -- taxable as long-term capital gain

PAYABLE DATE                                                          PER SHARE
                                                                      ---------
Dec. 21, 2005......................................................   $ 0.31943
Total distributions................................................   $ 0.65000

CLASS C

INCOME DISTRIBUTIONS -- taxable as dividend income:
   Qualified Dividend Income for individuals.......................       39.74%
   Dividends Received Deduction for corporations...................        0.00%

PAYABLE DATE                                                          PER SHARE
                                                                      ---------
Dec. 21, 2005......................................................   $ 0.32649
Capital gain distribution -- taxable as long-term capital gain

PAYABLE DATE                                                          PER SHARE
                                                                      ---------
Dec. 21, 2005......................................................   $ 0.31943
Total distributions................................................   $ 0.64592


40 RIVERSOURCE INTERNATIONAL EQUITY FUND -- 2006 ANNUAL REPORT

CLASS I

INCOME DISTRIBUTIONS -- taxable as dividend income:
   Qualified Dividend Income for individuals.......................       39.74%
   Dividends Received Deduction for corporations...................        0.00%

PAYABLE DATE                                                          PER SHARE
                                                                      ---------
Dec. 21, 2005......................................................   $ 0.42128

CAPITAL GAIN DISTRIBUTION -- taxable as long-term capital gain

PAYABLE DATE                                                          PER SHARE
                                                                      ---------
Dec. 21, 2005......................................................   $ 0.31943
Total distributions................................................   $ 0.74071

CLASS Y

INCOME DISTRIBUTIONS -- taxable as dividend income:
   Qualified Dividend Income for individuals.......................       39.74%
   Dividends Received Deduction for corporations...................        0.00%

PAYABLE DATE                                                          PER SHARE
                                                                      ---------
Dec. 21, 2005......................................................   $ 0.40650

CAPITAL GAIN DISTRIBUTION -- taxable as long-term capital gain

PAYABLE DATE                                                          PER SHARE
                                                                      ---------
Dec. 21, 2005......................................................   $ 0.31943
Total distributions................................................   $ 0.72593


                  RIVERSOURCE INTERNATIONAL EQUITY FUND -- 2006 ANNUAL REPORT 41

FUND EXPENSES EXAMPLE
(UNAUDITED)

As a shareholder of the Fund, you incur two types of costs: (1) transaction costs, including sales charges (loads) on purchase payments; and (2) ongoing costs, including management fees; distribution and service (12b-1) fees; and other Fund expenses. This example is intended to help you understand your ongoing costs (in dollars) of investing in the Fund and to compare these costs with the ongoing costs of investing in other mutual funds.

The example is based on an investment of $1,000 invested at the beginning of the period and held for the six months ended Oct. 31, 2006.

ACTUAL EXPENSES

The first line of the table provides information about actual account values and actual expenses. You may use the information in this line, together with the amount you invested, to estimate the expenses that you paid over the period. Simply divide your account value by $1,000 (for example, an $8,600 account value divided by $1,000 = 8.6), then multiply the result by the number in the first line under the heading titled "Expenses paid during the period" to estimate the expenses you paid on your account during this period.

HYPOTHETICAL EXAMPLE FOR COMPARISON PURPOSES

The second line of the table provides information about hypothetical account values and hypothetical expenses based on the Fund's actual expense ratio and an assumed rate of return of 5% per year before expenses, which is not the Fund's actual return. The hypothetical account values and expenses may not be used to estimate the actual ending account balance or expenses you paid for the period. You may use this information to compare the ongoing costs of investing in the Fund and other funds. To do so, compare this 5% hypothetical example with the 5% hypothetical examples that appear in the shareholder reports of the other funds.

Please note that the expenses shown in the table are meant to highlight your ongoing costs only and do not reflect any transactional costs, such as sales charges (loads). Therefore, the second line of the table is useful in comparing ongoing costs only, and will not help you determine the relative total costs of owning different funds. In addition, if these transactional costs were included, your costs would have been higher.


42 RIVERSOURCE INTERNATIONAL EQUITY FUND -- 2006 ANNUAL REPORT

                                   BEGINNING         ENDING         EXPENSES
                                 ACCOUNT VALUE   ACCOUNT VALUE    PAID DURING      ANNUALIZED
                                  MAY 1, 2006    OCT. 31, 2006   THE PERIOD(a)   EXPENSE RATIO
                                 -------------   -------------   -------------   -------------
Class A
   Actual(b)                         $1,000         $1,008.30      $ 8.55(c)         1.67%
   Hypothetical
   (5% return before expenses)       $1,000         $1,016.97      $ 8.58(c)         1.67%
Class B
   Actual(b)                         $1,000         $1,003.60      $12.51(c)         2.45%
   Hypothetical
   (5% return before expenses)       $1,000         $1,012.99      $12.57(c)         2.45%
Class C
   Actual(b)                         $1,000         $1,004.80      $12.51(c)         2.45%
   Hypothetical
   (5% return before expenses)       $1,000         $1,012.99      $12.57(c)         2.45%
Class I
   Actual(b)                         $1,000         $1,010.70      $ 6.46(c)         1.26%
   Hypothetical
   (5% return before expenses)       $1,000         $1,019.06      $ 6.48(c)         1.26%
Class Y
   Actual(b)                         $1,000         $1,009.50      $ 7.68(d)         1.50%
   Hypothetical
   (5% return before expenses)       $1,000         $1,017.84      $ 7.71(d)         1.50%

(a) Expenses are equal to the Fund's annualized expense ratio as indicated above, multiplied by the average account value over the period, multiplied by 186/365 (to reflect the one-half year period).

(b) Based on the actual return for the six months ended Oct. 31, 2006: +0.83% for Class A, +0.36% for Class B, +0.48% for Class C, +1.07% for Class I and +0.95% for Class Y.

(c) Effective as of Nov. 1, 2006, the investment manager and its affiliates have contractually agreed to waive certain fees and to absorb certain expenses until Oct. 31, 2007, unless sooner terminated at the discretion of the Fund's Board such that net expenses, before giving effect to any performance incentive adjustment, will not exceed 1.60% for Class A; 2.37% for Class B; 2.37% for Class C and 1.25% for Class I. Any amounts waived will not be reimbursed by the Fund. If these changes had been in place for the six-month period ended Oct. 31, 2006, the actual expenses paid would have been $8.29 for Class A, $12.20 for Class B, $12.21 for Class C and $6.51 for Class I; the hypothetical expenses paid would have been $8.33 for Class A, $12.26 for Class B, $12.26 for Class C and $6.53 for Class I.

(d) In September 2006, the Board approved renaming Class Y as Class R4, terminating the shareholder servicing agreement, revising the fee structure under the transfer agent agreement from account-based to asset-based, and adopting a plan administration services agreement. In addition, the investment manager and its affiliates have contractually agreed to waive certain fees and to absorb certain expenses until Oct. 31, 2007, unless sooner terminated at the discretion of the Fund's Board, such that net expenses, before giving effect to any performance incentive adjustment, will not exceed 1.43% for Class R4. These changes are effective Dec. 11, 2006. Any amounts waived will not be reimbursed by the Fund. If these changes had been in place for the six-month period ended Oct. 31, 2006, the actual expenses paid for Class Y would have been $7.42 and the hypothetical expenses paid for Class Y would have been $7.46.


                  RIVERSOURCE INTERNATIONAL EQUITY FUND -- 2006 ANNUAL REPORT 43

BOARD MEMBERS AND OFFICERS

Shareholders elect a Board that oversees the Fund's operations. The Board appoints officers who are responsible for day-to-day business decisions based on policies set by the Board.

The following is a list of the Fund' s Board members. Each member oversees 100 RiverSource funds. Board members serve until the next regular shareholders' meeting or until he or she reaches the mandatory retirement age established by the Board. Under the current Board policy, members may serve until the end of the meeting following their 75th birthday, or the fifteenth anniversary of the first Board meeting they attended as members of the Board, whichever occurs first. This policy does not apply to Ms. Jones who may retire after her 75th birthday.

INDEPENDENT BOARD MEMBERS

NAME,                    POSITION HELD
ADDRESS,                 WITH FUND AND        PRINCIPAL OCCUPATION                 OTHER
AGE                      LENGTH OF SERVICE    DURING PAST FIVE YEARS               DIRECTORSHIPS
--------                 -----------------    ----------------------               -------------
Kathleen Blatz           Board member         Chief Justice, Minnesota Supreme
901 S. Marquette Ave.    since 2006           Court, 1998-2005
Minneapolis, MN 55402
Age 52

Arne H. Carlson          Board member and     Chair,Board Services Corporation
901 S.Marquette Ave.     Chair of the Board   (provides administrative services
Minneapolis, MN 55402    since 1999           to boards); former Governor
Age 72                                        of Minnesota

Patricia M. Flynn        Board member         Trustee Professor of Economics and
901 S. Marquette Ave.    since 2004           Management, Bentley College;
Minneapolis, MN 55402                         former Dean, McCallum Graduate
Age 56                                        School of Business, Bentley
                                              College

Anne P. Jones            Board member         Attorney and Consultant
901 S. Marquette Ave.    since 1985
Minneapolis, MN 55402
Age 71

Jeffrey Laikind          Board member         Former Managing Director,            American Progressive
901 S. Marquette Ave.    since 2005           Shikiar Asset Management             Insurance
Minneapolis, MN 55402
Age 71

Stephen R. Lewis, Jr.*   Board member         President Emeritus and               Valmont Industries, Inc.
901 S. Marquette Ave.    since 2002           Professor of Economics,              (manufactures irrigation
Minneapolis, MN 55402                         Carleton College                     systems)
Age 67

* As of Jan. 1, 2007 Stephen Lewis will replace Arne Carlson as Chair of the Board.


44 RIVERSOURCE INTERNATIONAL EQUITY FUND -- 2006 ANNUAL REPORT

NAME,                    POSITION HELD
ADDRESS,                 WITH FUND AND        PRINCIPAL OCCUPATION                 OTHER
AGE                      LENGTH OF SERVICE    DURING PAST FIVE YEARS               DIRECTORSHIPS
--------                 -----------------    ----------------------               -------------
Catherine James Paglia   Board member         Director, Enterprise Asset           Strategic Distribution,
901 S. Marquette Ave.    since 2004           Management, Inc. (private real       Inc. (transportation,
Minneapolis, MN 55402                         estate and asset management          distribution and logistics
Age 54                                        company)                             consultants)

Vikki L. Pryor           Board member         President and Chief Executive
901 S. Marquette Ave.    since 2006           Officer, SBLI USA Mutual Life
Minneapolis, MN 55402                         Insurance Company, Inc. since 1999
Age 53

Alison Taunton-Rigby     Board member         Chief Executive Officer,             Hybridon, Inc.
901 S. Marquette Ave.    since 2002           RiboNovix, Inc. since 2003           (biotechnology);
Minneapolis, MN 55402                         (biotechnology); former President,   American Healthways,
Age 62                                        Forester Biotech                     Inc. (health management
                                                                                   programs)

BOARD MEMBER AFFILIATED WITH RIVERSOURCE INVESTMENTS*

NAME,                    POSITION HELD
ADDRESS,                 WITH FUND AND        PRINCIPAL OCCUPATION                 OTHER
AGE                      LENGTH OF SERVICE    DURING PAST FIVE YEARS               DIRECTORSHIPS
--------                 -----------------    ----------------------               -------------
William F. Truscott      Board member         President, Ameriprise Certificate
53600 Ameriprise         since 2001,          Company since 2006; President -
Financial Center         Vice President       U.S. Asset Management and Chief
Minneapolis, MN 55474    since 2002           Investment Officer, Ameriprise
Age 46                                        Financial, Inc. and President,
                                              Chairman of the Board and Chief
                                              Investment Officer, RiverSource
                                              Investments, LLC since 2005;
                                              Senior Vice President - Chief
                                              Investment Officer, Ameriprise
                                              Financial, Inc. and Chairman of
                                              the Board and Chief Investment
                                              Officer, RiverSource Investments,
                                              LLC, 2001-2005

* Interested person by reason of being an officer, director, security holder and/or employee of RiverSource Investments.


                  RIVERSOURCE INTERNATIONAL EQUITY FUND -- 2006 ANNUAL REPORT 45

The Board has appointed officers who are responsible for day-to-day business decisions based on policies it has established. The officers serve at the pleasure of the Board. In addition to Mr. Truscott, who is Vice President, the Fund' s other officers are:

FUND OFFICERS

NAME,                    POSITION HELD
ADDRESS,                 WITH FUND AND        PRINCIPAL OCCUPATION
AGE                      LENGTH OF SERVICE    DURING PAST FIVE YEARS
--------                 -----------------    ----------------------
Neysa M. Alecu           Money Laundering     Compliance Director and Anti-Money Laundering Officer,
2934 Ameriprise          Prevention Officer   Ameriprise Financial, Inc.since 2004; Manager Anti-Money
Financial Center         since 2004           Laundering, Ameriprise Financial, Inc., 2003-2004; Compliance
Minneapolis, MN 55474                         Director and Bank Secrecy Act Officer, American Express
Age 42                                        Centurion Bank, 2000-2003

Patrick T. Bannigan      President            Senior Vice President - Asset Management, RiverSource
172 Ameriprise           since 2006           Investments, LLC since 2006; Managing Director and Global
Financial Center                              Head of Product, Morgan Stanley Investment Management,
Minneapolis, MN 55474                         2004-2006; President, Touchstone Investments, 2002-2004;
Age 41                                        Director of Strategic Planning, Evergreen Investments, 1995-2002

Jeffrey P. Fox           Treasurer            Vice President - Investment Accounting, Ameriprise Financial,
105 Ameriprise           since 2002           Inc., since 2002; Vice President - Finance, American Express
Financial Center                              Company, 2000-2002
Minneapolis, MN 55474
Age 51

Amy K. Johnson           Vice President       Vice President - Asset Management and Trust Company Services,
5228 Ameriprise          since 2006           RiverSource Investments, LLC, since 2006; Vice President -
Financial Center                              Operations and Compliance, RiverSource Investments, LLC,
Minneapolis, MN 55474                         2004-2006; Director of Product Development - Mutual Funds,
Age 41                                        American Express Financial Corporation, 2001-2004

Michelle M. Keeley       Vice President       Executive Vice President - Equity and Fixed Income,
172 Ameriprise           since 2004           Ameriprise Financial, Inc.and RiverSource Investments, LLC since
Financial Center                              2006; Vice President - Investments, Ameriprise Certificate
Minneapolis, MN 55474                         Company since 2003; Senior Vice President - Fixed Income,
Age 42                                        Ameriprise Financial, Inc., 2002-2006 and RiverSource
                                              Investments, LLC, 2004-2006; Managing Director, Zurich Global
                                              Assets, 2001-2002

Jennifer D. Lammers      Chief Compliance     U.S.Asset Management Chief Compliance Officer, RiverSource
172 Ameriprise           Officer since 2006   Investments, LLC since 2006; Director - Mutual Funds,
Financial Center                              Voyageur Asset Management, 2003-2006; Director of Finance,
Minneapolis, MN 55474                         Voyageur Asset Management, 2000-2003
Age 46

Scott R. Plummer         Vice President,      Vice President and Chief Counsel - Asset Management,
5228 Ameriprise          General Counsel      Ameriprise Financial, Inc. since 2005; Vice President,
Financial Center         and Secretary        General Counsel and Secretary, Ameriprise Certificate Company
Minneapolis, MN 55474    since 2006           since 2005; Vice President - Asset Management Compliance,
Age 47                                        Ameriprise Financial, Inc., 2004-2005; Senior Vice President and
                                              Chief Compliance Officer, U.S. Bancorp Asset Management,
                                              2002-2004; Second Vice President and Assistant General
                                              Counsel, Hartford Life, 2001-2002

The SAI has additional information about the Fund' s directors and is available, without charge, upon request by calling RiverSource Funds at (888) 791-3380; contacting your financial institution; or visiting riversource.com/funds.


46 RIVERSOURCE INTERNATIONAL EQUITY FUND -- 2006 ANNUAL REPORT

PROXY VOTING

The policy of the Board is to vote all proxies of the companies in which the Fund holds investments. The procedures are stated in the Statement of Additional Information (SAI). You may obtain a copy of the SAI without charge by calling RiverSource Funds at (888) 791-3380; contacting your financial institution; visiting riversource.com/funds; or searching the website of the Securities and Exchange Commission (SEC) at http://www.sec.gov. Information regarding how the Fund voted proxies relating to portfolio securities during the 12-month period ended June 30, 2006 is available without charge by visiting riversource.com/funds; or searching the website of the SEC at www.sec.gov.


                  RIVERSOURCE INTERNATIONAL EQUITY FUND -- 2006 ANNUAL REPORT 47

THROUGH THE RIVERSOURCE INVESTMENTS FAMILY OF FUNDS, YOU CAN BUILD A DIVERSIFIED PORTFOLIO THAT IS DESIGNED TO HELP YOU REACH YOUR GOALS.

GROWTH FUNDS
RiverSource(SM) Growth Fund
RiverSource(SM) Fundamental Growth Fund
RiverSource(SM) Mid Cap Growth Fund
RiverSource(SM) Aggressive Growth Fund
RiverSource(SM) Small Cap Growth Fund
Sector: RiverSource(SM) Global Technology Fund

BLEND FUNDS
RiverSource(SM) Disciplined Equity Fund
RiverSource(SM) Large Cap Equity Fund
RiverSource(SM) S&P 500 Index Fund
RiverSource(SM) Disciplined Small and Mid Cap Equity Fund
RiverSource(SM) Small Cap Advantage Fund
RiverSource(SM) Small Company Index Fund
RiverSource(SM) Small Cap Equity Fund
Sector: RiverSource(SM) Precious Metals and Mining Fund

VALUE FUNDS
RiverSource(SM) Dividend Opportunity Fund
RiverSource(SM) Value Fund
RiverSource(SM) Fundamental Value Fund
RiverSource(SM) Equity Value Fund
RiverSource(SM) Large Cap Value Fund
RiverSource(SM) Diversified Equity Income Fund
RiverSource(SM) Select Value Fund
RiverSource(SM) Mid Cap Value Fund
RiverSource(SM) Disciplined Small Cap Value Fund
RiverSource(SM) Small Cap Value Fund
Sector: RiverSource(SM) Real Estate Fund

ASSET ALLOCATION FUNDS
RiverSource(SM) Portfolio Builder Conservative Fund
RiverSource(SM) Income Builder Basic Income Fund
RiverSource(SM) Income Builder Moderate Income Fund
RiverSource(SM) Income Builder Enhanced Income Fund
RiverSource(SM) Portfolio Builder Moderate Conservative Fund
RiverSource(SM) Portfolio Builder Moderate Fund
RiverSource Retirement Plus(SM) 2010 Fund
RiverSource(SM) Balanced Fund
RiverSource(SM) Portfolio Builder Moderate Aggressive Fund
RiverSource Retirement Plus(SM) 2015 Fund
RiverSource(SM) Strategic Allocation Fund
RiverSource Retirement Plus(SM) 2020 Fund
RiverSource(SM) Portfolio Builder Aggressive Fund
RiverSource Retirement Plus(SM) 2025 Fund
RiverSource Retirement Plus(SM) 2030 Fund
RiverSource Retirement Plus(SM) 2035 Fund
RiverSource Retirement Plus(SM) 2040 Fund
RiverSource Retirement Plus(SM) 2045 Fund
RiverSource(SM) Portfolio Builder Total Equity Fund

THIS PAGE IS NOT PART OF THE ANNUAL REPORT

TAXABLE INCOME FUNDS
RiverSource(SM) Cash Management Fund
RiverSource(SM) Short Duration U.S. Government Fund
RiverSource(SM) U.S. Government Mortgage Fund
RiverSource(SM) Inflation Protected Securities Fund
RiverSource(SM) Floating Rate Fund
RiverSource(SM) Limited Duration Bond Fund
RiverSource(SM) Core Bond Fund
RiverSource(SM) Diversified Bond Fund
RiverSource(SM) Income Opportunities Fund
RiverSource(SM) High Yield Bond Fund
RiverSource(SM) Global Bond Fund
RiverSource(SM) Emerging Markets Bond Fund

TAX-EXEMPT FUNDS
RiverSource(SM) Tax-Exempt Money Market Fund
RiverSource(SM) Intermediate Tax-Exempt Fund
RiverSource(SM) Tax-Exempt Bond Fund
RiverSource(SM) State Tax-Exempt Funds
RiverSource(SM) Tax-Exempt High Income Fund

GLOBAL/INTERNATIONAL FUNDS
RiverSource(SM) Global Equity Fund
RiverSource(SM) International Select Value Fund
RiverSource(SM) International Equity Fund
RiverSource(SM) Disciplined International Equity Fund
RiverSource(SM) International Opportunity Fund
RiverSource(SM) International Small Cap Fund
RiverSource(SM) International Aggressive Growth Fund
RiverSource(SM) European Equity Fund
RiverSource(SM) Emerging Markets Fund

You should consider the investment objectives, risks, charges and expenses of a mutual fund carefully before investing. For a free prospectus of any of the funds listed above, which contains this and other important information about the funds, contact your financial institution or visit riversource.com/funds. Read the prospectus carefully before investing.

Investment products, including shares of mutual funds, involve risks including possible loss of principal and fluctuation in value. Investing in certain funds involves special risks, such as those related to investments in foreign securities, small- and mid-capitalization stocks, fixed income securities (especially high-yield securities), and funds which focus their investments in a particular sector, such as real estate, technology and precious metals. See each fund's prospectus for specific risks associated with the fund.

AN INVESTMENT IN MONEY MARKET FUNDS IS NOT INSURED OR GUARANTEED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENT AGENCY. ALTHOUGH THE FUND SEEKS TO MAINTAIN THE VALUE OF YOUR INVESTMENT AT $1.00 PER SHARE, IT IS POSSIBLE TO LOSE MONEY BY INVESTING IN THE FUND.

"Standard & Poors(R)," "S&P," "S&P 500(R)," and "Standard & Poor's 500(R)" are trademarks of the McGraw-Hill Companies, Inc. These trademarks and service marks have been licensed for use by Ameriprise Financial, Inc. The Funds are not sponsored, endorsed, sold or promoted by Standard & Poor's or any of their subsidiaries or affiliates (the "Licensors") and the Licensors make no representation regarding the advisability of investing in the Funds.

                                      THIS PAGE IS NOT PART OF THE ANNUAL REPORT

RIVERSOURCE(SM) INTERNATIONAL EQUITY FUND
734 Ameriprise Financial Center
Minneapolis, MN 55474

RIVERSOURCE.COM/FUNDS

(RIVERSOURCE(SM) LOGO)
          INVESTMENTS

This report must be accompanied or preceded by the Fund's current prospectus. RiverSource(SM) mutual funds are distributed by RiverSource Distributors, Inc. and Ameriprise Financial Services, Inc., Members NASD, and managed by RiverSource Investments, LLC. These companies are part of Ameriprise Financial, Inc.

                                                                S-6259 H (12/06)